UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 141-101)
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
Harris Stratex Networks, Inc.
(Name of Registrant as Specified In Its Charter)
Not Applicable
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑ No fee required
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule: 0-11:

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:
☐ Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

637 Davis Drive
Morrisville, NC 27560 USA
phone 1-919-767-3230
fax 1-919-767-3233

www.harrisstratex.com

HARRIS STRATEX NETWORKS, INC.
637 Davis Drive, Morrisville, NC 27560

Notice of 2007 Annual Meeting of Stockholders
To be held on November 14, 2007

TO THE HOLDERS OF COMMON STOCK OF HARRIS STRATEX NETWORKS, INC.

NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of Stockholders of Harris Stratex Networks, Inc. will be held in our San Jose office, located at 120 Rose Orchard Way, San Jose, California, on Wednesday, November 14, 2007 at 12:30 p.m., local time, for the following purposes:

1. Election of four Class A directors and five Class B directors to serve until the next annual meeting of stockholders or until their successors have been duly elected and qualified.

2. Ratification of the selection by our Audit Committee of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2008.

3. The transaction of such other business as may properly come before the annual meeting, or any adjournments or postponements thereof.

Only holders of common stock of record at the close of business on September 21, 2007 are entitled to notice of and to vote at the Annual Meeting and all adjournments or postponements thereof.

Whether or not you expect to attend in person, we urge you to provide a proxy to vote your shares by submitting your proxy via the Internet, by phone, or by signing, dating and returning the proxy card at your earliest convenience. This will help ensure the presence of a quorum at the meeting. If you wish to submit your proxy by mail, an addressed envelope for which no postage is required if mailed in the United States is enclosed.

By Order of the Board of Directors

/s/ Juan Otero

Juan Otero
General Counsel and Secretary

October 4, 2007

ABOUT THE MEETING	1
What is the purpose of the meeting?	1
What is the record date, and who is entitled to vote at the meeting?	1
What are the voting rights of the holders of Harris Stratex common stock at the meeting?	1
Who can attend the Annual Meeting?	1
How do I vote?	2
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?	2
How can I access the proxy materials and annual report on the Internet?	2
What is a proxy?	2
How do I revoke my proxy?	2
What vote is required to approve each item?	3
What constitutes a quorum, abstention, and broker “non-votes”?	3
Who pays for the cost of solicitation?	3
What is the deadline for submitting proposals and director nominations for the 2008 Annual Meeting?	3
Who will count the votes?	4
CORPORATE GOVERNANCE	4
Board Members	4
Board and Committee Meetings and Attendance	5
Directors’ Biographies	5
Board of Directors Committees	7
Audit Committee	9
Compensation Committee	9
Compensation Committee Interlock and Insider Participation	9
Corporate Governance Committee	9
Nominating Committee	9
Stockholder Communications with the Board	10
Code of Conduct	10
Contractual and Other Control Arrangements	10
Election of Class B Directors	10
TRANSACTIONS WITH RELATED PERSONS	11
Tax Sharing Arrangements	12
DIRECTOR COMPENSATION AND BENEFITS	12
Fiscal 2007 Compensation of Non-Employee Directors	13
Indemnification	14
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	15
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	18
EXECUTIVE COMPENSATION	19
Compensation Discussion and Analysis	19
Compensation Committee Report	25
Summary Compensation Table	25
Grants of Plan-Based Awards for Fiscal 2007	28
Outstanding Equity Awards at Fiscal Year-End 2007	29

i

ii

HARRIS STRATEX NETWORKS, INC.

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 14, 2007

We are furnishing this proxy statement (“Proxy Statement”) to you in connection with the solicitation of proxies by the Board of Directors (“Board”) of Harris Stratex Networks, Inc. (which we refer to as the “Company,” “we,” “our,” and “ours”) for use at the 2007 Annual Meeting of Stockholders, to be held at 12:30 p.m., local time, on November 14, 2007, and any adjournment or postponement thereof. The annual meeting will be held in San Jose, California, located at 120 Rose Orchard Way, San Jose, CA. The telephone number at that location is 408-943-0777. These proxy materials are being mailed on or about October 19, 2007 to our stockholders entitled to notice of and vote at the annual meeting.

All materials filed by the Company with the Securities and Exchange Commission, or SEC, can be obtained at the Commission’s Public Reference Room at 100 F Street, N.E, Washington D.C. 20549, or through the Commission’s website at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling 800-SEC-0330.

ABOUT THE MEETING

What is the purpose of the meeting?

The purpose of the 2007 Annual Meeting of Stockholders is to obtain stockholder action on the matters outlined in the notice of meeting included with this Proxy Statement. Our Class A common stockholders and our sole Class B common stockholder, Harris Corporation, or Harris, will vote together to elect four Class A directors, and Harris will vote as the sole Class B common stockholder, to elect five Class B directors. In addition, our Class A and Class B common stockholders, voting together, will be asked to ratify the appointment by our Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2008. In addition, management will report on its 2007 performance and respond to stockholders’ questions.

What is the record date, and who is entitled to vote at the meeting?

The record date for the stockholders entitled to vote at the annual meeting is September 21, 2007. The record date was established by the Board as required by the Delaware General Corporation Law, or DGCL, and our Bylaws. Owners of record of shares of our Class A and Class B common stock at the close of business on the record date are entitled to receive notice of the annual meeting and to vote at the annual meeting, and at any adjournments or postponements thereof. You may vote all shares that you owned on the record date.

What are the voting rights of the holders of Harris Stratex common stock at the meeting?

Each outstanding share of our Class A and Class B common stock is entitled to one vote on each matter considered at the annual meeting. In addition, Harris Corporation is entitled to one vote per share for the election of five Class B directors. As of the record date of September 21, 2007, the number of outstanding shares of Class A common stock was 25,478,101 and the number of outstanding shares of Class B common stock was 32,913,377. Because Harris owned a majority of the combined Class A and Class B common stock on the record date, it will have a majority of the votes in the election of Class A directors. Harris has agreed to vote its shares of Class B common stock in favor of nominees of our Nominating Committee, which includes no Harris representatives, for election as Class A directors. Accordingly, these nominees will be elected at the meeting irrespective of the voting of our Class A common shares.

Who can attend the Annual Meeting?

Subject to space availability, all stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis.

If your shares are held in “street name” (that is, through a bank, broker or other holder of record) and you wish to attend the annual meeting, you need to bring a copy of a bank or brokerage statement reflecting your stock ownership as of the record date to the annual meeting.

How do I vote?

Stockholders of record can direct their votes by proxy as follows:

•	Via the Internet: Stockholders may submit voting instructions to the proxy holders through the Internet by following the instructions included with the proxy card.

•	By Telephone: Stockholders may submit voting instructions to the proxy holders by telephone by following the instructions included with the proxy card.

•	By Mail: Stockholders may sign, date and return proxy cards in the pre-addressed, postage-paid envelope that will be provided if a printed proxy statement is requested.

•	At the Meeting: If you attend the annual meeting, you may vote in person by ballot, even if you have previously returned a proxy card.

If your shares are held in street name through a broker, bank or other nominee, that institution will send you separate instructions describing the procedure for voting your shares. Street name stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

Pursuant to new rules recently adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners. All stockholders will have the ability to access the proxy materials on a website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

How can I access the proxy materials and annual report on the Internet?

This Proxy Statement, the form of proxy card, the Notice and our annual report on SEC Form 10-K are available at www.proxydocs.com/hstx.

What is a proxy?

A proxy is a person you appoint to vote on your behalf. We are soliciting your vote so all shares of our Class A common stock may be voted at the annual meeting. The proxy holders for the annual meeting are our General Counsel and Secretary, Juan Otero and Associate General Counsel and Assistant Secretary, Meena Elliott.

How do I revoke my proxy?

If the shares of Class A common stock are held in your name, you may revoke your proxy given pursuant to this solicitation at any time before your shares are voted by:

•	delivering a written notice of revocation to the Company’s Secretary, Juan Otero, at 120 Rose Orchard Way, San Jose, CA 95134;

•	executing and delivering a proxy bearing a later date to the Company’s Secretary at the same address;

•	submitting another proxy by Internet or telephone (the latest dated proxy will control); or

•	attending the annual meeting and voting in person.

If your shares are held in “street name,” you should follow the directions provided by your broker regarding how to revoke your proxy. Your attendance at the annual meeting after having executed and delivered a valid proxy card will not in and of itself constitute a revocation of your proxy.

What vote is required to approve each item?

The director nominees will be reelected by a plurality of the votes cast. Our stockholders may not cumulate votes in the re-election of the director nominees. The director nominees receiving the highest number of affirmative votes of the shares present in person or by proxy at the annual meeting and entitled to vote will be elected. Ratification of the selection of our independent registered public accounting firm requires the affirmative vote of the majority of the stockholders present in person or by proxy at the annual meeting and entitled to vote. Harris has advised us that it intends to vote all of its shares of Class B common stock in favor of the re-election of the director nominees and the ratification of the selection of our independent registered public accounting firm.

What constitutes a quorum, abstention, and broker “non-votes”?

The presence at the annual meeting either in person or by proxy of a majority of the outstanding shares of our common stock will constitute a quorum for the transaction of business at the annual meeting. Harris, which holds approximately 56 percent of our outstanding common stock, has advised us that it intends to be present at the meeting thus guaranteeing the presence of a quorum.

Under the DGCL, an abstaining vote and a broker “non-vote” are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the annual meeting. A broker “non-vote” occurs when a broker or other nominee holding shares in street name for a beneficial owner signs and submits a proxy or votes with respect to shares of common stock held in a fiduciary capacity, but does not vote on a particular matter because the nominee does not have the discretionary voting power with respect to that matter and has not received instructions from the beneficial owner or because the broker elects not to vote on a matter as to which it does have discretionary voting power. Under the rules governing brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include both proposals at the annual meeting, the election of Class A Directors and the ratification of the selection of our independent public accounting firm. With respect to ratification of Proposal No. 1, which requires a plurality vote, broker “non-votes” will have no effect. With respect to ratification of Proposal No. 2 (ratification of the selection of our independent registered public accounting firm), which requires the affirmative vote of a majority of the shares present at the meeting and entitled to vote, broker “non-votes” will have the same effect as a negative vote.

Who pays for the cost of solicitation?

We will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy card, and any additional solicitation materials that may be furnished to our stockholders and the maintenance and operation of the website providing Internet access to these proxy materials. We will reimburse brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of our common stock and maintaining the Internet access for such materials and the submission of proxies. We may supplement the original solicitation of proxies by mail, by solicitation by telephone, telegram, or other means by our directors, officers and employees. No additional compensation will be paid to these individuals for any such services.

What is the deadline for submitting proposals and director nominations for the 2008 Annual Meeting?

Stockholder Proposals.  In order for stockholder proposals to be considered properly brought before our 2008 annual meeting, the stockholder’s written notice thereof must be received by our General Counsel and Secretary, Juan Otero, at the address of our principal executive offices, not less than 60 days or more than 90 days prior to the meeting. However, in the event that we give less than 70 days prior notice or public disclosure of the annual meeting date, the notice must be received by our General Counsel and Secretary at the address noted above no less than 10 days following the date of our notice or public disclosure of the meeting. The full requirements for the notice are in Article II, Section 13 of our Bylaws, which is available for review at our website, www.harrisstratex.com. In addition, if a stockholder wishes the proposal to be considered for inclusion in our proxy materials for the 2008 annual meeting under SEC Rule 14a-8, written notice thereof must be received by our General Counsel and Secretary at the address noted above by May 19, 2008.

Nomination of Director Candidates.  In order for a stockholder to nominate a director for election at our 2008 annual meeting, the stockholder’s written notice thereof must be received by our General Counsel and Secretary, Juan Otero, at the address of our principal executive officers, not less than 60 days or more than 90 days prior to the meeting. However, in the event that we give less than 70 days prior notice or public disclosure of the annual meeting date, the notice must be received by our General Counsel and Secretary at the address noted above no less than 10 days following the date of our notice or public disclosure of the meeting. The full requirements for the notice are in Article II, Section 14 of our Bylaws, which is available for review at our website, www.harrisstratex.com.

The proxies to be solicited by the Board for the 2008 annual meeting will confer discretionary authority on the proxy holders to vote on any stockholder proposal presented at such annual meeting if the Company fails to receive notice of such stockholder’s proposal for the meeting in accordance with the periods specified above.

Who will count the votes?

An automated system administered by Bowne & Co., Inc. will tabulate the votes cast by proxy. A representative of Bowne & Co., Inc. will act as the inspector of elections for the annual meeting and will tabulate the votes cast in person at the annual meeting.

CORPORATE GOVERNANCE

We believe in and are committed to sound corporate governance principles. Consistent with our commitment to and continuing evolution of corporate governance principles, we adopted a Code of Business Ethics, Nominating Committee, Audit Committee, Compensation Committee, and Corporate Governance Committee charters and corporate governance guidelines. The committee charters are available at http://www.harrisstratex.com/cg/committee-charters.asp. Each of our Board committees is required to conduct an annual review of its charter and applicable guidelines.

Board Members

The Board is composed of nine members, of whom four are Class A directors and five are Class B directors. All directors except Messrs. Campbell and Lance have held office as directors since January 26, 2007, the date of the contribution by Harris of the Microwave Communications Division of Harris, or MCD, and our merger with Stratex Networks, Inc. or Stratex. Messrs. Campbell and Lance have held office as directors since we were incorporated as a wholly-owned subsidiary of Harris on October 5, 2006. The Board is chaired by Mr. Kissner.

Name	Title and Class of Director

Charles D. Kissner	Class A Director
William A. Hasler	Class A Director
Clifford H. Higgerson	Class A Director
Edward F. Thompson	Class A Director
Guy M. Campbell	Class B Director
Eric C. Evans	Class B Director
Howard L. Lance	Class B Director
Dr. Mohsen Sohi	Class B Director
Dr. James C. Stoffel	Class B Director

As a result of the combination of MCD and Stratex, as described above, Harris owns approximately 56 percent of the outstanding shares of our common stock as of the date of this Proxy Statement. We are a “controlled” entity under the listing requirements of NASDAQ and, as such, exempt from NASDAQ’s director independence requirements, with the exception those applicable to the Audit Committee. While we are not required to have independent directors on our Compensation and Nominating committees, the majority of our directors on these committees are independent. Class A directors are nominated by the Nominating Committee of the Board, which consists solely of Class A directors and are elected by the holders of Class A and Class B common stock voting together as a class. Class B directors are elected by Harris, as the sole stockholder of Class B common stock. The number of Class A and Class B directors is defined in our restated certificate of incorporation, or charter, and our Bylaws.

The Board has determined that as of the date of this Proxy Statement, each of our current directors except Messrs. Kissner, Campbell and Lance has no material relationship with the Company and is independent within the Company’s director independence standards and, in the case of the Audit Committee, in accordance with the NASDAQ Global Market listing requirements. All directors are requested to attend the annual meeting of stockholders.

Board and Committee Meetings and Attendance

During fiscal year 2007, the Board held six meetings, five Audit Committee meetings, two Compensation Committee meetings and two Corporate Governance Committee meetings. All of our board members attended at least 75 percent of the total number of Board meetings and the number of meetings of the committee or committees on which the member served during the fiscal year.

Directors’ Biographies

Mr. Charles D. Kissner, age 60, currently serves our Chairman of the Board. Mr. Kissner served as Chief Executive Officer of Stratex from July 1995 through May 2000, and again from October 2001 to May 2006. He was elected a director of Stratex in July 1995 and Chairman in August 1996, a position which he held through 2006. Mr. Kissner also served as Vice President and General Manager of M/A-COM, Inc., a manufacturer of radio and microwave communications products, from July 1993 to July 1995. Prior to that, he was President and CEO of Aristacom International, a communications software company, and Executive Vice President and a Director of Fujitsu Network Switching, Inc. He also held a number of executive positions at AT&T (now Alcatel-Lucent). Mr. Kissner currently serves on the board of directors of SonicWALL, Inc., a provider of Internet security solutions, and Shoretel, Inc. an IP business telephony systems company. Mr. Kissner also serves on the Advisory Board of Santa Clara University’s Leavey School of Business.

Mr. Guy M. Campbell, age 61, serves as our President and Chief Executive Officer. Mr. Campbell served as President of MCD from August 2003 though January 2007. From 2000 through 2003, Mr. Campbell served as President and Chief Executive Officer of Andrew Corporation, a provider of communications equipment for the global telecommunications infrastructure market. Mr. Campbell has held a variety of marketing, customer engineering, and systems engineering positions with Ericsson, and served as Vice President and General Manager of Ericsson’s Business Mobile Networks BV in Amsterdam. In 1994 he was named Vice President, Wireless Enterprise Networks, where he was responsible for building Ericsson’s in-building wireless business unit in the United States.

Mr. Eric C. Evans, age 54, currently serves as Chairman of the Board of Directors, co-Chief Executive Officer, and Representative Executive Director of D&M Holdings Inc., a leading provider of premium consumer audio electronics. D&M is publicly traded on the Tokyo Stock Exchange. He is also an industrial partner in the private equity firm of Ripplewood Holdings LLC. Prior to joining Ripplewood in November 2005, Mr. Evans was President and Chief Operating Officer of Diebold, Inc., a $2.6 billion global technology product and services company from 2003 to 2005. Prior to 2003, Mr. Evans was a group vice president in the climate technologies area of Emerson Electric Company, an industrial technology and engineering leader. At Emerson beginning in 1987, Mr. Evans served in a variety of senior executive roles for Emerson’s Copeland Division including President of International, Senior Vice President, and Chief Financial Officer.

Mr. William A. Hasler, age 65, has served as Chairman of the Board of Directors of Solectron Corporation since 2003 and has been a member of that board since 1998. He served as a member of the Stratex board of directors from August 2001 through January 2007, and was Chairman of the Nominating and Corporate Governance Committee and a member of the Audit Committee. He was co-Chief Executive Officer and a Director of Aphton Corp, a biopharmaceutical company from 1998 to 2003. From 1991 to 1998, Mr. Hasler was Dean of both the Graduate and Undergraduate Schools of Business at the University of California, Berkeley. Prior to his deanship at UC Berkeley,

Mr. Hasler was Vice Chairman of KPMG Peat Marwick. Mr. Hasler also serves on the boards of Ditech Communications Corp., a supplier of telecommunications equipment, Genitope Corporation, a biopharmaceutical company, Technical Olympic USA, Inc., a leading homebuilder and financial services company, and Mission West Properties Inc., a REIT engaged in the management, leasing, marketing, development and acquisition of commercial R&D properties. He is also a trustee of the Schwab Funds.

Mr. Clifford H. Higgerson, age 67, served as a member of the board of directors from March 2006 to January 2007 and served on the Compensation and Strategic Business Development Committees. He has more than 35 years experience in research, consulting, planning and venture investing primarily in the telecommunications industry, with an emphasis on carrier systems and equipment. In 2006 he became a partner with Walden International, a global venture capital firm focused in the four key industry sectors: communications, electronics/digital consumer, software and IT services, and semiconductors. Mr. Higgerson was a founding partner of ComVentures from 1986 to 2005, and has been a general partner with Vanguard Venture Partners since 1991. He currently serves as a member of the board of directors of BA Systems, Kotura, Hatteras Networks, Xtera Communications, World of Good, and Ygnition.

Mr. Howard L. Lance, age 51, is currently President and Chief Executive Officer of Harris and Chairman of its board of directors. Mr. Lance joined Harris in January 2003 as President and Chief Executive Officer and was appointed Chairman in June 2003. Prior to joining Harris, Mr. Lance was President of NCR Corporation, an information technology services provider, and Chief Operating Officer of its Retail and Financial Group from July 2001 until October 2002. Prior to joining NCR, he spent 17 years with Emerson Electric Company, an electronic products and systems company, where he held increasingly senior management positions with different divisions of the company. In 1999, Mr. Lance was named Executive Vice President with operating responsibility for Emerson’s Electronics and Telecommunications businesses. Prior to 1999, Mr. Lance held sales and marketing positions with the Scott-Fetzer Company and Caterpillar, Inc. Mr. Lance is also a director of Eastman Chemical Company and serves on the Board of Trustees of the Aerospace Industries Association, the Manufacturers Alliance/MAPI, Inc., the Florida Council of 100, the United Way of Brevard County and the Florida Institute of Technology.

Dr. James C. Stoffel, age 61, currently serves on the Board of Directors of Harris Corporation, of which he has been a member since August 2003 and is also a member of its Finance Committee and the Management Development and Compensation Committees. Prior to his retirement, Dr. Stoffel was Senior Vice President, Chief Technical Officer, and Director of Research and Development of Eastman Kodak Company, a film and digital imaging company. He held this position from 2000 to April 2005. He joined Kodak in 1997 as Vice President, Director Electronic Imaging Products Research and Development and became Director of Research and Engineering in 1998. Prior to joining Kodak, he was with Xerox Corporation, where he began his career in 1972. His most recent position with Xerox was Vice President, Corporate Research and Technology. Dr. Stoffel is also a trustee of the George Eastman House museum. He serves on the Advisory Board for Research and Graduate Studies at the University of Notre Dame, and is a member of the advisory board of ASTRI, Hong Kong.

Dr. Mohsen Sohi, age 48, has served, since 2003, as President and Chief Executive Officer of Freudenberg-NOK, a privately-held joint venture partnership between Freudenberg & Co. of Germany and NOK Corp. of Japan, the world’s largest producer of elastomeric seals and custom molded products for automotive and other applications. From 2001 through 2003 he served as President, Retail Store Automation Division, NCR Corporation. From 1986 through 2001 he served in various key positions at Honeywell/Allied Signal Inc., including President, Honeywell Electronic Materials, and President, Honeywell Commercial Vehicle Systems.

Mr. Edward F. Thompson, age 69, served as a member of the Stratex board of directors from November 2002 through January 2007, where he was Chairman of the Audit Committee, and served on the Nominating and Corporate Governance Committee. Mr. Thompson has been a consultant to Fujitsu Labs of America since 2002. From 1976 to 1994, he held various positions at Amdahl Corporation, including Chief Financial Officer and Corporate Secretary, as well as Chairman and CEO of Amdahl Capital Corporation. Mr. Thompson also held positions at U.S. Leasing International, Inc., Computer Sciences Corporation, IBM and Lockheed Missiles and Space Company. Mr. Thompson has contributed as a director or advisor to a number of companies including Fujitsu, Ltd. and several of its subsidiaries, SonicWALL Inc., a provider of Internet security solutions ,and Shoretel, Inc., an

IP business telephony systems company. He is on the Advisory Boards of Diamondhead Ventures, LLP, and Santa Clara University’s Leavey School of Business.

Board of Directors Committees

Our Board of Directors maintains an Audit Committee, a Compensation Committee, a Nominating Committee, and a Corporate Governance Committee.

Copies of the charters for the Audit Committee, the Compensation Committee, the Corporate Governance Committee, and the Nominating Committee are available on our website at http://www.harrisstratex.com/cg/committee-charters.asp.

The following table shows the Chairman and present members of each committee, the number of committee meetings held during fiscal year 2007, and the principal functions performed by each member.

	Number
	of Meetings
	in Fiscal
Committee	2007	Members	Functions
Audit	5	Edward F. Thompson* Eric C. Evans William A. Hasler	• Selects our independent registered public accounting firm • Reviews reports of our independent registered public accounting firm
			• Reviews and pre-approves the scope and cost of all services, including all non-audit services, provided by the firm selected to conduct the audit
			• Monitors the effectiveness of the audit process
			• Reviews adequacy of financial and operating controls
			• Monitors corporate compliance program
Compensation	2	Dr. James C. Stoffel* Clifford H. Higgerson Dr. Mohsen Sohi	• Reviews our executive compensation policies and strategies • Oversees and evaluates our overall compensation structure and programs
Corporate Governance	2	William A. Hasler* Charles D. Kissner Howard L. Lance	• Develops and implements policies and practices relating to corporate governance • Reviews and monitors implementation of our policies and procedures
			• Assists in developing criteria for open positions on the Board of Directors
			• Makes recommendations to the Board of Directors with respect to committee assignments
Nominating Committee**	0	William A. Hasler* Clifford H. Higgerson Charles D. Kissner Edward F. Thompson	• Reviews and recommends nominees for election of Class A directors to the Board. • Reviews and recommends policies, if needed for selection of candidates for Class A directors

*	Chairman of Committee

**	This committee held a meeting subsequent to the end of fiscal year 2007 to review and recommend the nomination of Class A directors for re-election.

Audit Committee

The Audit Committee is primarily responsible for approving the services performed by our independent registered public accounting firm and reviewing our accounting practices, our corporate financial reporting and system of internal accounting controls. The Audit Committee currently consists of Messrs. Evans, Hasler, and Thompson (Chairman). In February 2007, the Audit Committee adopted, and the Board approved, a charter for the Audit Committee. No material amendments to the Audit Committee Charter were made during fiscal year 2007. The Audit Committee is comprised of independent, non-employee members of our Board who are “financially sophisticated” under the rules of NASDAQ. The Board of Directors has determined that Mr. Thompson is the “audit committee financial expert,” as defined under Item 407(d)(5)(i) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934, but that status does not impose on him duties, liabilities or obligations that are greater than the duties, liabilities or obligations otherwise imposed on him as a member of our Audit Committee and our board of directors.

Compensation Committee

The Compensation Committee has the authority and responsibility to approve our overall compensation strategy, to administer our annual and long-term compensation plans and to review and make recommendations to the Board regarding executive compensation. The Compensation Committee is comprised of independent, non-employee members of the Board. The Compensation Committee also retains an independent compensation consultant who advises on matters of executive compensation. The Compensation Committee has adopted, and the Board of Directors has approved, a Compensation Committee charter.

Compensation Committee Interlock and Insider Participation

The Compensation Committee currently consists of Mr. Clifford H. Higgerson, Dr. Mohsen Sohi, and Dr. James C. Stoffel (Chairman). None of these individuals is an officer or former officer of the Company. None of our executive officers served on the board of directors or compensation committees of Harris or any other entity during the past fiscal year.

Corporate Governance Committee

The Corporate Governance Committee identifies best practices and recommends steps consistent with sound and current corporate governance principles. The Committee consists of Messrs. Hasler (Chairman), Kissner, and Lance. The Committee is comprised of non-employee members of the Board. The Corporate Governance Committee has adopted, and the Board has approved, a Corporate Governance Committee charter.

Nominating Committee

The Nominating Committee assists the Board in selecting nominees for election to the Board as Class A directors and recommends Class A director candidates to the Board. The Nominating Committee currently consists of Messrs. Hasler (Chairman), Higgerson, Kissner and Thompson. As Class A directors, the Nominating Committee will periodically review whether a more formal policy should be adopted. There is no difference in the manner in which the Nominating Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder. The Company currently does not pay a third party to identify or assist in identifying or evaluating potential nominees, although the Company may in the future utilize the services of such third parties. The Nominating Committee has adopted, and the Board has approved, a Nominating Committee charter.

In reviewing potential candidates for the Board, the Nominating Committee considers the individual’s experience and background. Candidates for the position of director should exhibit proven leadership capabilities, high integrity, exercise high level responsibilities within their chosen career, and possess an ability to quickly grasp complex principles of business, finance, international transactions, and communication technologies. In general, candidates will be preferred who hold an established executive level position in business, finance, law, education, research, government, or civic activity. In making its selection, the Nominating Committee bears in mind that the foremost responsibility of a director of a corporation is to represent the interests of the stockholders as a whole.

The Board intends to continue to evaluate candidates for election to the Board on the basis of the foregoing criteria.

The Nominating Committee has nominated, and the Board approved, Charles D. Kissner, William A. Hasler, Edward F. Thompson, and Clifford H. Higgerson to stand for election as Class A directors at the 2007 annual meeting.

Stockholder Communications with the Board

Stockholders who wish to communicate directly with the independent directors on the Board may do so by sending an e-mail to Juan Otero, the Company’s General Counsel and Secretary, at hsxbod@hstx.com, or may send a letter addressed to: Harris Stratex Networks, Inc. Board, c/o Juan Otero, General Counsel and Secretary, 120 Rose Orchard Way, San Jose, CA 95134. The General Counsel and Secretary monitors these communications and provides a summary of all received messages to the Board at its regularly scheduled meetings. When warranted by the nature of communications, the General Counsel and Secretary may obtain more immediate attention of the appropriate committee or independent director of the Board, independent advisors, or management. The General Counsel and Secretary may decide in his judgment whether a response to any stockholder communication is appropriate.

Code of Conduct

We implemented our Code of Conduct effectively on January 26, 2007. All of our employees, including the Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, and others are required to abide by the Code of Conduct to help ensure that our business is conducted in a consistently ethical and legal manner. The Audit Committee has adopted a written policy, and management implemented a reporting system, intended to encourage our employees to bring to the attention of management and the Audit Committee any complaints regarding the integrity of our internal financial controls or the accuracy or completeness of financial or other information related to our financial statements.

Contractual and Other Control Arrangements

In connection with the completion of the merger, we and Harris entered into several agreements, including an investor agreement, which provides Harris with ongoing governance rights. In addition, prior to the closing of the merger and the contribution transaction, we amended and restated our charter and Bylaws, to reflect these governance arrangements.

Election of Class B Directors

Harris and we have agreed that, so long as Harris holds a majority of the total number of votes entitled to be cast generally in an election of directors to the Board (other than directors elected separately as a Class by the holders of Class B common stock), there will be nine directors, of which five will be elected separately by Harris as the only holder of shares of Class B common stock. During this period, the quorum for action by the Board will be a majority, which majority must include at least four of the Class B directors. Harris has agreed that, until the second anniversary of the completion of the proposed transactions, two of the five Class B directors it is entitled to elect must satisfy the following requirements: One must meet the independence requirements for directors serving on an audit committee as prescribed by the Marketplace Rules applicable to companies listed on NASDAQ Stock Market, which rules we refer to in this Proxy Statement as the NASDAQ rules, and one must not be an employee of Harris or any of its subsidiaries (without regard to us or any of our subsidiaries).

The remaining four directors, known as the Class A directors or the non-Harris directors, will be nominated by a nominating committee of the Board of consisting solely of non-Harris directors and will be elected by the holders of Class A and Class B common stock voting together as a class. In addition, under the terms of the investor agreement, Harris has agreed to vote all of its shares in the election of the non-Harris directors for the nominees proposed by nominating committee so long as Harris holds a majority of the total number of votes entitled to be cast generally in an election of the Class A directors.

At any time when Harris holds less than a majority but 10 percent or more of the total number of votes entitled to be cast generally in an election of the directors to the Board (other than directors elected separately by the holders of Class B common stock), Harris will be entitled to elect a number of Class B directors equal to Harris’ voting percentage in such election times the number of directors then comprising the Board (rounding down to the next whole number of directors).

Harris has the right to remove any Class B director with or without cause at any time for any reason and will have the right to elect any successor director to the fill vacancies created by such removal. Any vacancy created by the resignation, death, or incapacity of a Class B director will be filled by the other Class B directors then in office and, if none, by Harris. Only the holders of Class A common stock, voting separately as a class, will be permitted to remove the Class A directors without cause or fill vacancies created by such removal, if not filled by the Class A directors then in office. To the extent Harris owns any shares of Class A common stock, it has agreed that it will not vote those shares for the removal of any Class A director without cause and will vote all of its shares of Class A common stock for any individual nominated by the nominating committee to replace any Class A director who has been removed with or without cause.

TRANSACTIONS WITH RELATED PERSONS

It is the policy and practice of our Board to review and assess information concerning transactions involving related persons. Related persons include our majority stockholder, Harris, and our directors and executive officers and their immediate family members. If the determination is made that a related person has a material interest in a transaction involving us, then the disinterested members of our Board would review and approve or ratify it, and we would disclose the transaction in accordance with SEC rules. If the related person is a member of our Board, or a family member of a director, then that director would not participate in any discussion involving the transaction at issue.

Our Code of Conduct prohibits all employees, including our executive officers, from benefiting personally from any transactions with us other than approved compensation benefits.

Harris is a significant related party to us through its a 56 percent ownership of our common stock. Our investor agreement with Harris provides that:

Harris will not, and will not permit any of its affiliates to, directly or indirectly, enter into any transaction or series of related transactions with us or any of our subsidiaries unless (i) the transaction is on arm’s length terms and (ii) if it has a fair market value of more than $5 million, the transaction must be approved in advance by a majority of the Class A Directors. The foregoing restrictions do not apply to:

• transactions relating to employment arrangements, employee benefits, stock options and stock ownership plans approved by the Board,

• the payment of reasonable and customary fees to Directors who are not Harris Stratex Networks employees,

• indemnification or insurance arrangements covering Harris Stratex Networks directors and officers, and

• any payments or other transactions pursuant to our tax-sharing agreement with Harris.

We have sales to, and purchases from, Harris and/or other Harris entities from time to time. Our sales to Harris entities in fiscal 2007 were $1.9 million. On January 26, 2007, we entered into a transition services agreement with Harris to provide for certain services during the period subsequent to the merger with Stratex. These services are charged to us based primarily on actual usage and include database management, supply chain operating systems, e-Business services, sales and service, financial systems, back office material resource planning support, HR systems, internal and information systems shared services support, network management and help desk support, and server administration and support. We paid Harris $3.7 million in fiscal 2007 for these services. We share the directors’ and officers’ insurance policy with Harris. The primary layer is available to Harris and the Company on a first-case, first-served basis. We have an additional $25 million of insurance coverage, which is for use solely by us and our officers and directors. An extra $10 million of additional coverage is in place for directors only. We owe Harris $204,834 for this insurance coverage.

Prior to January 26, 2007, MCD used certain assets in Canada owned by Harris that were not contributed to us as part of the Combination Agreement. We continue to use assets in Canada owned by Harris in our business, and have entered into a 5-year capital lease agreement with Harris to accommodate this use. Our total obligation to Harris under the lease agreement is $5.9 million. In addition, we have another lease agreement with Harris Corporation for premises in Florida used by a portion of our network operations group.

Prior to our merger, some of the former MCD executives were awarded options to purchase Harris common stock. In accordance with Statement of Financial Accounting Standards No. 123(R) “Share-Based Payment” (“SFAS 123(R)”), we recognized these expenses and have reimbursed Harris Corporation with cash in the amount of $1.6 million. We have agreed with Harris that Harris and its other affiliates are only permitted to enter into transactions with us if the transaction is approved by the majority of non-Harris directors on the Board or is on terms no less favorable in any material respect to us than those that could have been obtained by us taking into consideration the then prevailing facts and circumstances, if we negotiated the transaction with an informed, unrelated third party. However, if a transaction has a fair market value of more than $5 million, it must be approved in advance by a majority of Class A directors. Harris and Harris Stratex have agreed that certain specified transactions relating to the payment of directors’ fees, employee benefits and other similar arrangements, indemnification arrangements and tax-sharing arrangements between us and any other entity with which we file a consolidated tax return or with which we are part of a consolidated group for tax purposes will not be subject to these restrictions. For further discussion, please refer to the “Summary Compensation Table,” on page 25.

Tax Sharing Arrangements

We have entered into a tax sharing agreement which provides that if our financial results are required to be included in a Harris consolidated, combined, or unitary income or franchise tax return, or vice versa, the parties have agreed to consent to the inclusion of such results in the combined return. We have agreed to reimburse Harris for any tax liability of ours reflected in a Harris tax return (and vice versa), and Harris has agreed to reimburse us for use of any tax benefits of ours that are used by Harris in its tax return (and vice versa). These arrangements also apply to our subsidiaries as well as to those of Harris Corporation, although for purposes of the tax sharing agreement, neither we nor our subsidiaries are considered subsidiaries of Harris Corporation. There were no settlement payments under these arrangements that we recorded in the fiscal year ended June 29, 2007.

DIRECTOR COMPENSATION AND BENEFITS

The form and amount of director compensation is reviewed and assessed from time to time by the Corporate Governance Committee with changes, if any, recommended to the Board for action. Director compensation may take the form of cash, equity, and other benefits ordinarily available to directors.

Directors who are not employees of ours currently receive the following fees, as applicable, for their services on our Board:

•	$30,000 basic annual cash retainer, payable on a quarterly basis, which a director may elect to receive in the form of Class A common stock;

•	$10,000 annual cash retainer, payable on a quarterly basis, for service as Chairman of the Board and as Chairman of the Audit Committee;

•	$5,000 annual cash retainer, payable on a quarterly basis, for service as the Chairman of the Corporate Governance Committee of our Board;

•	$8,000 annual cash retainer, payable on a quarterly basis, for serving as Chairman of the Compensation Committee;

•	$3,000 for attendance at each meeting or $1,500 for participation in a telephonic meeting of our Board; $2,000 for attendance at each committee meeting; and $1,000 for participation in a telephonic Committee meeting; and

•	Annual grant of Class A common stock valued at $60,000 ($90,000 for the period from 1/26/07 — 6/29/07) with a one-year vesting period with 25 percent of the grant vesting per quarter.

We reimburse each non-employee director for reasonable travel expenses incurred in connection with attendance at Board and committee meetings on our behalf, and for expenses such as supplies, continuing director education costs, including travel for one course per year. Employee directors are not compensated for service as a director.

Fiscal 2007 Compensation of Non-Employee Directors

Our non-employee directors received the following aggregate amounts of compensation in respect of the fiscal year ended June 29, 2007.

					Changes in
					Pension Value
	Fees				and Non-Qualified
	Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other
	in Cash	Awards(1)	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)

Eric C. Evans(2)	17,500	49,900	—	—	—	—	67,400

William A. Hasler	34,000	37,400	—	—	—	—	71,400

Clifford H. Higgerson	31,000	37,400	—	—	—	—	68,400

Charles D. Kissner	36,000	37,400	—	—	—	—	73,400

Howard L. Lance(3)	—	—	—	—	—	—	—

Dr. Mohsen Sohi	25,500	37,400	—	—	—	—	62,900

Dr. James C. Stoffel	35,000	37,400	—	—	—	—	72,400

Edward F. Thompson	39,000	37,400	—	—	—	—	76,400

(1)	Our directors commenced service on January 26, 2007, the date of the merger and combination. Each director received an initial grant of restricted shares with a value of $90,000 pursuant to our 2007 Stock Equity Plan upon commencement of the director’s service for each year of service on the board of directors. The amounts shown represent the compensation expense that we recognized in our fiscal year 2007 consolidated financial statements as determined in accordance with SFAS 123(R). Pursuant to SEC rules, these amounts are not reduced by an estimate of forfeiture probability. Assumptions used in the calculation of these amounts are included in Notes B and O in our fiscal 2007 consolidated financial statements, in Part II, Item 8 of our annual report on Form 10-K, filed with the SEC on August 27, 2007. The value ultimately realized may be significantly more or less than the amount indicated, depending on the price of our Class A common stock at the time of vesting. The awards vested with respect to 25 percent of the shares on April 26, 2007 and will vest at the rate of 25 percent for each three-month period thereafter, becoming fully vested on January 26, 2008, one year after commencement of service as a director. As of June 29, 2007, our non-employee directors owned the following aggregate number of shares of our Class A common stock: Howard L. Lance — 0 shares owned and 0 unvested restricted shares beneficially owned; Eric C. Evans — 1,468 shares owned and 4,402 unvested restricted shares beneficially owned; William A. Hasler — 9,788 shares owned and 3,300 unvested restricted shares beneficially owned; Clifford H. Higgerson — 133,395 shares owned and 3,300 unvested restricted shares beneficially owned; Charles D. Kissner — 60,075 shares owned and 3,300 unvested restricted shares beneficially owned; Dr. Mohsen Sohi — 1,100 shares owned and 3,300 unvested restricted shares beneficially owned; Dr. James C.

Stoffel — 1,100 shares owned and 3,300 unvested restricted shares beneficially owned; and Edward F. Thompson — 3,600 shares owned and 3,300 unvested restricted shares beneficially owned.

(2)	Mr. Evans has elected to receive his annual retainer in the form of Class A common stock which vests with respect to 25 percent of the shares during each of the three months in the period ending January 26, 2008. This amount represents five months of compensation expense for the period ended June 29, 2007, as determined in accordance with SFAS 123(R.)

(3)	Mr. Lance is Chief Executive Officer of Harris. As such, although he is considered to be one of our non-employee directors, he has elected not to take compensation for his services.

Indemnification

Our Bylaws require us to indemnify each of our directors and officers with respect to their activities as a director, officer, or employee of ours, or when serving at our request as a director, officer, or trustee of another corporation, trust, or other enterprise, against losses and expenses (including attorney fees, judgments, fines, and amounts paid in settlement) incurred by them in any threatened, pending, or completed action, suit, or civil proceeding, whether civil, criminal, administrative, or investigative, to which they are, or are threatened to be made, a party(ies) as a result of their service to us. In addition, we carry directors’ and officers’ liability insurance, which includes similar coverage for our directors and executive officers. We will indemnify each such director or officer for any one or a combination of the following, whichever is most advantageous to such director or officer:

•	The benefits provided by our charter and Bylaws in effect on the date of the indemnification agreement or at the time expenses are incurred by the director or officer;

•	The benefits allowable under Delaware law in effect on the date the indemnification bylaw was adopted, or as it may be amended;

•	The benefits available under liability insurance obtained by us; and

•	Such benefits as may otherwise be available to the director or officer under our existing practices.

Under our Bylaws, each director or officer will continue to be indemnified even after ceasing to occupy a position as an officer, director, employee or agent of ours with respect to suits or proceedings arising from his or her service with us.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our Class A common stock as of September 28, 2007 by each person or entity known by us to beneficially own more than 5 percent of our Class A common stock, by our directors, by our named executive officers and by all our directors and executive officers as a group. This table also provides information with respect to the beneficial ownership of our Class B common stock (all of which is owned by Harris) taken together with our Class A common stock. Except as indicated in the footnotes to this table, and subject to applicable community property laws, the persons listed in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Unless otherwise indicated, the address of each of the beneficial owners identified is c/o Harris Stratex Networks, Inc., 637 Davis Drive, Morrisville, NC 27560. As of September 28, 2007, there were 25,478,101 shares of our Class A common stock outstanding and 32,913,377 shares of our Class B common stock outstanding. Total common stock outstanding as of September 28, 2007 was 58,391,478.

	Shares Beneficially Owned as of September 28, 2007(1)
	Number of		Number of	Percentage	Percentage
	Shares of		Shares of	of Voting	of Voting
	Class A		Class B	Power of	Power of
	Common		Common	Class of	Common
Name and Address of Beneficial Owner	Stock(2)		Stock(3)	Stock	Stock
Harris Corporation	32,913,377	(3)	32,913,377 (3)	100%	56.37%
1025 West NASA Boulevard Melbourne, Florida 32919-0001
State of Wisconsin Investment Board	2,183,729	(4)	—	8.57%	3.74%
121 E. Wilson Street Madison, WI 53703
Wellington Management Company, LLP	2,008,413	(5)	—	7.88%	3.44%
75 State Street Boston, Massachusetts 02109
The Vanguard Group, Inc.	1,967,486	(6)	—	7.72%	3.37%
455 Devon Park Drive Wayne, PA 19087-1815
Disciplined Growth Investors, Inc.	1,447,709	(7)	—	5.68%	2.48%
Fifth Street Towers 100 South Fifth Street, Suite 2100 Minneapolis, MN 55402
Granahan Investment Management, Inc.	1,429,645	(8)	—	5.61%	2.45%
275 Wyman Street, Suite 270 Waltham, MA 02451

NAMED EXECUTIVE OFFICERS AND DIRECTORS
Charles D. Kissner	586,453	(9)	—	2.26%	1.00%
Guy M. Campbell	23,100		—	*	*
Eric C. Evans	5,870		—	*	*
William A. Hasler	20,588	(10)	—	*	*
Clifford H. Higgerson	142,945	(11)	—	*	*
Howard L. Lance	—		—	*	*
Dr. Mohsen Sohi	4,400		—	*	*
Dr. James C. Stoffel	4,400		—	*	*
Edward F. Thompson	19,400	(12)	—	*	*
Sarah A. Dudash	20,500		—	*	*
Stephen J. Gilmore	12,500		—	*	*
John W. Koenig	11,300		—	*	*
Paul A. Kennard	189,306	(13)	—	*	*
Thomas H. Waechter	132,291	(14)	—	*	*
All directors and executive officers as a group	1,489,059	(15)	—	5.63%	2.51%
(21 persons.)

*	Less than one percent

(1)	Beneficial ownership is determined under the rules and regulations of the SEC, and generally includes voting or dispositive power with respect to such shares.

(2)	Shares of Class A common stock that a person has the right to acquire within 60 days are deemed to be outstanding and beneficially owned by that person for the purpose of computing the total number of shares beneficially owned by that person and the percentage ownership of that person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or group. Accordingly, the amounts in the table include shares of Class A common stock that such person has the right to acquire within 60 days of September 28, 2007 by the exercise of stock options.

(3)	Shares of Class B common stock are convertible, at the option of the holder, Harris, on a one-for-one basis for shares Class A common stock. The Harris board of directors has authority regarding voting and disposition of these shares and no individual Class B director or any other person or group is deemed to beneficially own any of these shares.

(4)	The address and number of shares of Class A common stock beneficially owned by the State of Wisconsin Investment Board is based on Schedule 13F-HR as filed with the Securities and Exchange Commission on August 13, 2007. State of Wisconsin Investment Board reported sole voting and dispositive power over 2,183,729 shares.

(5)	The address and number of shares of Class A common stock beneficially owned by Wellington Management Company, LLP is based on Schedule 13F-HR as filed with the Securities and Exchange Commission on August 14, 2007. Wellington Management Company Inc. reported sole dispositive power over 1,283,400 shares, shared dispositive power over 725,013 shares and sole voting power over 536,300 shares. In this same filing Wellington Trust Company, NA reported shared dispositive power and shared voting power over 367,438 shares. In this same filing Wellington International Management Company Pte Ltd reported shared dispositive power over 24,000 shares. In this same filing Wellington Management International, Ltd reported shared dispositive power over 333,575 shares and shared voting power over 50,900 shares.

(6)	The address and number of shares of Class A common stock beneficially owned by The Vanguard Group, Inc. is based on Schedule 13F-HR/A as filed with the Securities and Exchange Commission on August 17, 2007. The Vanguard Group, Inc. reported sole dispositive power and sole voting power over 1,942,875 shares and shared dispositive power and shared voting power over 24,611 shares. In this same filing Vanguard Fiduciary Trust Company reported shared dispositive power and shared voting power over 24,611 shares.

(7)	The address and number of shares of Class A common stock beneficially owned by Disciplined Growth Investors Inc. is based on Schedule 13G as filed with the Securities and Exchange Commission on August 9, 2007. Disciplined Growth Investors, Inc. reported sole voting power over 1,254,009 shares, shared voting power over 193,700 shares, sole dispositive power over 1,447,709 shares and aggregate beneficial ownership of 1,447,709 shares.

(8)	The address and number of shares of Class A common stock beneficially owned by Granahan Investment Management, Inc. is based on the Schedule 13F-HR as filed with the Securities and Exchange Commission on July 9, 2007. Granahan Investment Management, Inc. reported sole dispositive power over 1,429,645 shares and had sole voting power over 220,791 shares.

(9)	Includes options to purchase 523,078 shares of Class A common stock that are currently exercisable or will become exercisable within 60 days of September 28, 2007.

(10)	Includes options to purchase 7,500 shares of Class A common stock that are currently exercisable or will become exercisable within 60 days of September 28, 2007.

(11)	Includes options to purchase 6,250 shares of Class A common stock that are currently exercisable or will become exercisable within 60 days of September 28, 2007. Includes 24,400 shares held by, or in trusts for, members of Mr. Higgerson’s family. Also includes 107,895 shares held by Higgerson Investments. Mr. Higgerson disclaims beneficial ownership of the shares held in trust and held by Higgerson Investments.

(12)	Includes options to purchase 12,500 shares of Class A common stock that are currently exercisable or will become exercisable within 60 days of September 28, 2007.

(13)	Includes options to purchase 142,791 shares of Class A common stock that are currently exercisable or will become exercisable within 60 days of September 28, 2007. Includes 1,650 shares held by Mr. Kennard’s son and daughter. Mr. Kennard disclaims beneficial ownership of the shares held by his son and daughter.

(14)	Includes options to purchase 118,750 shares of Class A common stock that are currently exercisable or will become exercisable within 60 days of September 28, 2007.

(15)	Includes options to purchase an aggregate of 988,140 shares of Class A common stock that are currently exercisable or will become exercisable within 60 days of September 28, 2007.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee currently consists of three members of the Board, each of whom is independent of the Company and its management, as defined by NASDAQ rules. The Board has adopted, and periodically reviews, the Audit Committee charter. The charter specifies the scope of the Audit Committee’s responsibilities and how it carries out those responsibilities.

The Audit Committee reviews management’s procedures for the design, implementation, and maintenance of a comprehensive system of internal controls over financial reporting and disclosure controls and procedures focused on the accuracy of our financial statements and the integrity of our financial reporting systems. The Audit Committee provides the Board with the results of its examinations and recommendations and reports to the Board as it may deem necessary to make the Board aware of significant financial matters requiring the attention of the Board.

The Audit Committee does not conduct auditing reviews or procedures. The Audit Committee monitors management’s activities and discusses with management the appropriateness and sufficiency of our financial statements and internal control processes. Management has primary responsibility for the Company’s financial statements, the overall reporting process and our system of internal control over financial reporting. Our independent registered public accounting firm audits the financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present our financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States, or GAAP, and discusses with the Audit Committee any issues they believe should be raised with us.

The Audit Committee reviews reports and provides guidance to our independent registered public accounting firm with respect to their annual audit and approves in advance all audit and non-audit services provided by our independent auditors in accordance with applicable regulatory requirements. The Audit Committee also considers, in advance of the provision of any non-audit services by our independent registered public accounting firm, whether the provision of such services is compatible with maintaining their independence.

In accordance with its responsibilities, the Audit Committee has reviewed and discussed with management the audited financial statements for the year ended June 29, 2007 and the process designed to achieve compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee has also discussed with our independent registered public accounting firm, Ernst & Young LLP, the matters required to be discussed by SAS No. 61, Communication with Audit Committees as adopted by the Public Company Accounting Oversight Board, or PCAOB, in Rule 3200T. The Audit Committee has received the written disclosures and letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees as adopted by the PCAOB in Rule 3600T, and has discussed with Ernst & Young LLP its independence, including whether Ernst & Young LLP’s provision of non-audit services is compatible with its independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board that our audited financial statements for the year ended June 29, 2007 be included in our Annual Report on Form 10-K.

Edward F. Thompson, Chairman
Eric C. Evans
William A. Hasler

INDEPENDENT AUDITOR’S FEES

Ernst & Young has been approved by our Audit Committee to act as our independent registered public accounting firm for the fiscal year ending June 29, 2008. Representatives of Ernst & Young LLP will be present at the 2007 Annual Meeting of Stockholders, will have opportunity to make a statement should they so desire, and will be available to respond to appropriate questions.

Audit and other fees billed to us by Ernst & Young for the fiscal year ended June 29, 2007 are as follows:

2007

Audit Fees(1)	$2,181,400
Audit-Related Fees(2)	—
Tax Fees(3)	5,500
All Other Fees(4)	—

Total Fees for Services Provided	$2,186,900

(1)	Audit Fees include fees associated with the annual audit, as well as reviews of our quarterly reports on Form 10-Q, SEC registration statements, accounting and reporting consultations and statutory audits required internationally for our subsidiaries.

(2)	No audit-related services were rendered or fees billed for the fiscal year ended June 29, 2007.

(3)	Tax Fees were for services related to tax compliance and tax planning services.

(4)	No professional services were rendered or fees billed for other services not included within Audit Fees, Audit-Related Fees or Tax Fees.

Ernst & Young did not perform any professional services related to financial information systems design and implementation for us in fiscal 2007.

The Audit Committee has determined in its business judgment that the provision of non-audit services described above is compatible with maintaining Ernst & Young’s independence.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis, which has been prepared by management, is intended to help our stockholders understand our executive compensation philosophy, objectives, elements, policies, and practices. It is also intended to provide context for the compensation information for our CEO, CFO, and four other most highly compensated executive officers (our “named executive officers”) detailed in the Summary Compensation Table on page 25, and in the other tables and narrative discussion that follows.

The Compensation Committee has oversight responsibility for the establishment and implementation of compensation policies and programs for our executive officers to provide that they are compensated in a manner consistent with our compensation objectives and principles. The Compensation Committee also monitors the executive succession plans and monitors our performance as it relates to overall compensation policies for employees.

The Board generally has delegated to the Compensation Committee final decision-making authority with respect to the compensation of our named executive officers, other than our Chief Executive Officer, as to whom the Compensation Committee makes a recommendation subject to the Board’s approval. In carrying out its responsibilities, the Compensation Committee may engage outside consultants and consult with our Human Resources Department, as the Compensation Committee determines to be appropriate. The Compensation Committee also may obtain advice and assistance from internal or external legal, accounting and other advisers selected by the Compensation Committee. The Compensation Committee may delegate any of its responsibilities to one or more directors or to members of management, to the extent permitted by our charter documents and applicable law. The Compensation Committee has authorized members of management to make salary adjustments and bonus decisions under guidelines approved by the Compensation Committee for all employees other than executive officers.

Awards under the 2007 Stock Equity Plan for our executives, other than the Chief Executive Officer, are recommended to the Compensation Committee by the Chief Executive Officer. All awards are reviewed by the Compensation Committee. Under our Compensation Committee charter, the Committee is authorized to approve all awards except awards to the Chief Executive Officer, which it recommends to the full Board. In fiscal 2007, the awards for all named executive officers were approved by the full Board on the recommendation of the Compensation Committee.

Compensation Philosophy and Objectives

In connection with other pre-merger activities, the prospective management team for the combined company, in consultation with several prospective members of our Board, developed and formulated for fiscal 2007 and fiscal 2008 the Company’s current compensation and benefits philosophy and objectives, which generally were reviewed and approved by the Compensation Committee and the full Board at a meeting held shortly after consummation of the MCD-Stratex combination on January 26, 2007. At that meeting, the Board approved proposals for base salary, annual bonus range and long term incentives in relation to base salary, and severance benefits for all of the named executive officers, as well as Mr. Campbell’s employment agreement. The remaining elements of the compensation packages for our named executive officers were approved by the Board at a meeting on February 28, 2007.

The total executive compensation program was developed within the context of the newly-created company, with primary objectives being recruiting, retaining and developing exceptional executives, enabling those individuals to achieve strategic and financial goals, rewarding superior performance and aligning the interests of our executives with our stockholders.

The Compensation Committee recommended, and the full Board concurred, that the executive compensation program should —

•	reward superior performance;

•	motivate our executives to achieve any strategic, operational, and financial goals;

•	reward post-merger integration efforts and results; and

•	enable us to attract and retain a world-class management team.

Going forward, the Compensation Committee will conduct annual reviews of the executive compensation program in an effort to ensure our executive compensation policies and programs remain appropriately aligned with evolving business needs, and to consider best compensation practices and leading corporate governance principles.

Competitive Market Data

To help establish the initial level and mix of compensation for each of our named executive officers, the Compensation Committee utilized the compensation consultants Towers Perrin to advise on various matters relating to our executive compensation and benefits program. Towers Perrin’s services included:

•	advising the Compensation Committee on general trends in executive compensation and benefits;

•	performing benchmarking and competitive assessments;

•	designing incentive plans; and

•	recommending appropriate performance metrics.

Targets for total compensation for our executive officers, including the named executive officers, were set with reference to a benchmark group of companies derived from the National High Tech Survey of cash compensation published by Radford Surveys and Consulting (the “Radford Survey”) for technology companies with revenues between $200 million and $1 billion. We also used long-term incentive data collected by Towers Perrin for a group of companies that Towers Perrin reviewed with management and the Compensation Committee and proposed for benchmarking data considering primarily the following attributes: business operations in the industries and businesses in which we participate, similar revenue and market capitalization, and complex businesses that compete for the same executive talent. For fiscal year 2007, the Compensation Committee set targets for each element of executive compensation at performance levels corresponding to percentile targets obtained from the Radford Survey and the data collected by Towers Perrin.

Total Compensation Elements

Our executive compensation program includes four major elements:

•	base pay

•	annual cash incentive

•	long-term compensation — equity incentives

•	post-termination compensation

Each named executive officer’s performance is measured against factors such as long and short-term strategic goals and financial measures of our performance, including revenue, operating income, net income, and cash flow from operations.

Our compensation policy and practice is to target total compensation levels for all employees, including our named executive officers, nominally at the 50th percentile for similar positions as derived from the selected compensation database, assuming experience in the position and competent performance, although the Compensation Committee may decide to target total compensation above or below the 50th percentile for similar positions in unique circumstances based on an individual’s unique background, experience or position, because part of our compensation philosophy is to recognize outstanding contributions with above-market compensation.

The incentive compensation program is incremental to the base salary and has two major elements:

•	an annual cash component, consisting of an incentive cash bonus, which is based on attainment of performance targets established for the fiscal year; and

•	a long-term equity incentive component, consisting of: (1) performance shares with vesting generally based upon meeting performance targets over a 30-month period; and (2) stock options with a 36-month graded vesting schedule.

In addition, in connection with the MCD-Stratex combination, on February 28, 2007, we issued restricted shares for retention purposes to selected executives, including four of our six named executive officers.

Payouts for annual cash incentive awards are based upon the degree to which we achieve the applicable operating results established at the start of the fiscal year. Individual awards then may be adjusted plus or minus 20 percent to recognize the unique contributions of each executive officer. Similarly, long-term compensation in the form of performance share awards is based upon the degree to which we attain performance results established at the start of the performance period.

2007 Cash Compensation

Base Salary.  Base salaries are provided as compensation for day-to-day responsibilities and services to us. Executive salaries are reviewed after the end of a fiscal year. The first seven months of fiscal year 2007 preceded the combination of the MCD and Stratex, and the compensation of those named executive officers who were employed by MCD or Stratex prior to January 26, 2007, was not determined by our Compensation Committee. To determine compensation for the remainder of fiscal year 2007, the Compensation Committee reviewed base salaries for our named executive officers as recommended by the prospective management team in connection with the pre-merger activities, and approved the base salary of each executive officer on a case-by-case basis taking into account the individual officer’s responsibilities, his or her previous compensation with MCD or Stratex, the compensation information from the Radford Survey and the compensation program objectives. The Compensation Committee approved and recommended to the Board the base salaries for fiscal 2007 for our named executive officers set forth on page 25. Base pay was determined with reference to the amount paid for each equivalent executive position at the 50th percentile in the Radford Survey. If the recommended amount of base pay was more than 15 percent below the percentile amount, the base salary was adjusted upward; otherwise no adjustments were made.

Incentive Pay.  The short-term incentive element of our executive compensation program consists of an Annual Incentive Plan or AIP. The plan covers the second half of the fiscal year performance period. Our AIP for fiscal year 2007 provided our executives, including our named executive officers, with the opportunity to achieve total cash compensation above the 50th percentile in the Radford Survey if our financial performance for the second half of the fiscal year exceeded the targets set by the Compensation Committee. Under the AIP for fiscal year 2007, potential payouts ranged from zero to 200 percent of target cash payout depending on our revenue and operating income results, as adjusted, for fiscal year 2007. These performance targets utilized revenue and operating income computed in accordance with generally accepted accounting principles, or GAAP, for the five-month period ended June 29, 2007 (the period subsequent to the merger), adjusted as if the merger had occurred at the end of December 2006 and to exclude unique operating items related to the merger and the combination. The adjustments included adding Stratex’s revenue and operating income for the month of January 2007 and removing post-merger purchase accounting adjustments, including the amount of amortization of identifiable intangible assets, the write-off of acquired in-process research and development costs, the amount of amortization of valuation increases to inventory and fixed assets and costs associated with the assumption of former Stratex unvested stock options. Adjustments also were made to remove other merger-related costs from restructuring, severance and integration activities. Finally, SFAS 123(R) stock-based compensation expenses for the five-month period ended June 29, 2007 and the corporate allocations expense from Harris to MCD for the month of January 2007 were eliminated.

The AIP for fiscal year 2007 contained minimum thresholds and payout ratios for both performance measures and assigned a weight of 60 percent to revenue and 40 percent to operating income. Performance relative to each measure was evaluated independently (see Table 1, below), and the plan provided for no payout unless our performance met at least one target threshold percentage.

Table 1

Annual Cash Incentive Plan		Results-Driven Payout
		Performance	Payout
		(As% of	(As% of
		Financial Target)	Award Target)
Metric	Tiers	(%)	(%)

Revenue,	Threshold	90	80
as adjusted	Target	100	100
(60)%	Maximum	150	200

Operating	Threshold	80	80
Income, as	Target	100	100
adjusted (40)%	Maximum	150	200

In determining the individual cash incentive target amounts for the fiscal year 2007 AIP, the prospective management team and Compensation Committee considered the bonus targets set for similarly situated individuals in the Radford Survey and established targets to be near the 50th percentile plus or minus 5 percent. The average target cash incentive as a percentage of base salary earned during the second half of the fiscal year for our continuing named executive officers in fiscal year 2007 was 61 percent, with a range from 45 percent to 100 percent.

The fiscal year 2007 AIP did not guarantee payout of the target amounts, and the Compensation Committee considered the revenue and operating income targets to be challenging.

For the measurement period of the 2007 fiscal year AIP, we achieved 92 percent of the revenue target and 44 percent of the operating income target. Since the minimum threshold for operating income was not achieved there was no payout for this portion of the plan. Our continuing named executive officers received approximately 20 percent of the total payout under this plan. The specific amount paid to each named executive officer is shown on the Summary Compensation Table on page 25. Our Chief Executive Officer received $126,000, which represented approximately 25 percent of his base salary. We expect the short-term incentive pay to continue to be a component of our total executive compensation program.

2007 Long-Term Incentive Compensation Awards

The 2007 Stock Equity Plan permits the grant of stock options, stock appreciation rights, restricted shares, restricted stock units, performance shares, and other stock-based awards to our employees. In establishing the recommended value of long-term equity incentives to be awarded in fiscal 2007, the Compensation Committee utilized market data provided by Towers Perrin from the available compensation database. The Compensation Committee considered the value of similar grants for equivalent positions with reference to the 50th percentile of the market. The average value of the fiscal 2007 long-term incentive award for continuing named executive officers was 117 percent of base salary, with a range from 75 percent to 190 percent. Long-term incentive awards were granted under the 2007 Stock Equity Plan on February 28, 2007, valued as follows: 50 percent through awards of performance shares and 50 percent through the grant of stock options, based on the closing price of a share of Class A common stock on the NASDAQ Global Market on that date. For the purposes of calculating how we expense these awards, we valued performance share awards at the closing price on that date, without reduction to reflect the performance and other conditions. We valued options using the method specified in SFAS 123(R). These awards are intended as incentives for the 29-month period ending June 26, 2009. We expect to present similar multi-year plans, each covering a three-year period, for Board approval each year. No new multi-year plan is currently proposed for adoption in our 2008 fiscal year, however.

Performance Shares.  In general, the Compensation Committee will determine the applicable multi-year performance criteria and vesting cycle for performance share awards with a view to allowing the shares to be earned at the end of each 3-year plan cycle. The fiscal 2007 performance share awards require both continuous employment through June 30, 2009, and achievement of at least the minimum performance result for one or both key performance metrics for the period from January 1, 2007 through June 26, 2009. The employment agreement for our Chief Executive Officer, however, provides for a shorter initial long-term incentive program, ending June 30, 2008.

The performance metrics for the current award cycle are net income, as adjusted, and cash flow from operations, as adjusted, with each measure weighted 50 percent. Net income and cash flow from operations are reported GAAP results, adjusted to make the same non-GAAP adjustments to net income and corresponding non-GAAP adjustments to cash flow from operations as the adjustments made to operating income under the fiscal year 2007 AIP, discussed above.

Under the 2007 long-term equity incentive awards, performance shares are earned if at least 90 percent of either target is met. The maximum possible entitlement to performance shares will occur if 120 percent of both targets is achieved. Irrespective of performance versus target, there is no entitlement to performance shares unless the award recipient continues to be employed throughout the multi-year period.

Table 2, below, outlines the metrics of the performance share plan adopted in 2007.

Table 2

Performance Share Plan		Results-Driven Entitlement
Metric		Performance	Entitlement (As%
(Jan. 1,		(As% of	of Entitlement
2006-June 26,		Financial Target)	at Target)
2009	Tiers	(%)	(%)
Net Income,	Threshold	90	80
as adjusted	Target	100	100
(50)%	Maximum	120	150	(1)
Cash Flow from	Threshold	90	80
Operations, as	Target	100	100
adjusted (50)%	Maximum	120	150	(1)

(1)	We have committed to allocate additional shares if an evaluation of performance exceeds the 100 percent target, up to a maximum of 120 percent of the target.

Stock Options.  In general, options are granted with an exercise price equal to the fair market value of the Class A common stock on the grant date, which currently would be the closing price on the date on the NASDAQ Global Market on that date. Typically, the Compensation Committee awards stock options that vest and become exercisable solely on the basis of continued employment, or other service, usually over three years, with 50 percent vesting on the first anniversary of the date of the grant and an additional 25 percent vesting on the second and third anniversaries of the date of the grant. This vesting schedule applied to all of the stock options granted during fiscal 2007, which also have a term of seven years. No options were granted to any of the named executive officers in fiscal 2007 except in connection with the Long-Term Equity Incentive awards described above.

Restricted Stock Awards.  Awards of restricted shares or units may be made on a selective basis to individual executives for the purpose of retention. Restricted shares are subject to repurchase by us for nominal consideration if the specified vesting or other conditions are not satisfied. For compensation planning purposes, awards of restricted shares are valued at the fair market value of the shares on the date of award, without reduction to reflect vesting or other conditions. In fiscal year 2007, restricted stock awards were made to four of our continuing named executive officers (not including our Chief Executive Officer) as shown in the table of Grants of Plan-Based Awards in Fiscal 2007. Each officer’s awarded shares are subject to repurchase for nominal consideration if he or she does not remain continuously employed by us through February 28, 2010.

Stock Ownership Guidelines

While we do not have a minimum stock ownership requirement for members of the Board and our named executive officers, the corporate governance guidelines adopted by the Board encourage the ownership of our common stock.

Tax and Accounting Considerations

The Compensation Committee generally considers the federal income tax and financial accounting consequences of the various components of the executive compensation program in making decisions about executive compensation. The Compensation Committee believes that achieving the compensation objectives discussed above is more important than the benefit of tax deductibility and the executive compensation programs may, from time to time, limit the tax deductibility of compensation. Nevertheless, when not inconsistent with these objectives, the Compensation Committee endeavors to award compensation that will be deductible for income tax purposes. Internal Revenue Code Section 162(m) may limit the tax deductions that a public company can claim for compensation to some of its named executive officers. The Compensation Committee believes that performance-based compensation authorized and earned under our employee stock option plans and options grants qualify as performance-based compensation that would not be subject to deduction limitations under Section 162(m) and the applicable Treasury Regulations and therefore was or will be fully tax-deductible by the Company. Accordingly the Compensation Committee believes that no expense must be accrued on account of non-deductibility under Section 162(m). Section 409A of the Internal Revenue Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of the deferral elections, timing of payments and certain other matters. As a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees so that they are either exempt from, or satisfy the requirements of, Section 409A. We believe that currently we are operating such plans in compliance with Section 409A. Pursuant to recently published final treasury regulations, we expect that we may be required to amend some of our plans and arrangements to make them either exempt from or comply with Section 409A.

Retirement Benefits under the 401(k) Plan, Executive Perquisites, and Generally Available Benefit Programs

In fiscal year 2007, the named executive officers were eligible to participate in the health and welfare programs that are generally available to all full-time U.S.-based employees, including medical, dental, vision, life, short-term and long-term disability, employee assistance, flexible spending and accidental death and dismemberment. Except for allowances provided to former Stratex officers, such as car and housing allowances, we do not provide perquisites to our named executive officers.

In addition, the named executive officers and all other eligible U.S.-based employees can participate in our tax-qualified 401(k) Plan. Under the 401(k) Plan, all eligible employees can receive matching contributions from the Company. The company-matching contribution for the 2007 401(k) Plan year was up to five percent of compensation contributed by the employee to the 401(k) Plan, to a maximum per participating employee of $20,500 for employees age 50 and over, as allowed by the IRS. We do not provide defined benefit pension plans or defined contribution retirement plans to the named executive officers or other employees other than the 401(k) Plan, or as required in certain countries other than the United States, for legal or competitive reasons.

The 401(k) Plan and the other benefit programs allow us to remain competitive and enhance employee loyalty and productivity. These benefit programs are primarily intended to provide all eligible employees with competitive and quality healthcare, financial contributions for retirement and to enhance hiring and retention.

Post-Termination Compensation

Employment agreements have been established with each of our named executive officers. These agreements provide for certain payments and benefits to the employee if his or her employment with us is terminated. These arrangements are discussed in more detail on page 35. We have determined that such payments and benefits are an integral part of a competitive compensation package for our named executive officers. Mr. Thomas H. Waechter, our former Chief Operating Officer, voluntarily terminated his employment effective June 7, 2007. Under the terms of his employment agreement, he received severance pay of $1,350,000 and an annual incentive payout of $360,000 for fiscal year 2007. He also received a cash payment of $43,200 as a car allowance and COBRA benefit payments totaling $17,425. He may exercise vested options over a 36-month period. The value of Mr. Waechter’s total termination benefits was $1,824,911. For additional information regarding our employment agreements with our named executive officers, reference the discussion under “Potential Payments Upon Termination or Change of Control.”

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended June 29, 2007.

Compensation Committee of the Board of Directors

Dr. James C. Stoffel, Chairman
Clifford H. Higgerson
Dr. Mohsen Sohi

Summary Compensation Table

The following table summarizes the total compensation for our fiscal year ended June 29, 2007 of our named executive officers, who consisted of our Chief Executive Officer, Chief Financial Officer, the next three other most highly compensated executive officers, and one former executive officer who would have been included in such table had he served as an executive officer at June 29, 2007.

							Change in
							Pension
							Value
						Non-Equity	and
						Annual	Non-
						Incentive	Qualified	All
				Stock	Option	Plan	Deferred	Other
	Fiscal	Salary(3)	Bonus	Awards(4)	Awards(5)	Compensation(6)	Compensation (7)	Compensation(8)	Total
Name/Principal Position	Year(1)	($)	($)	($)	($)	($)	($)	($)	($)
Guy M. Campbell President, Chief Executive Officer and Director	2007	426,346	—	368,941	283,109	126,000	—	118,469	1,322,865
Sarah A. Dudash Vice President and Chief Financial Officer	2007	187,000	—	116,646	66,474	63,516	—	88,261	521,897
John W. Koenig Vice President, Product Line Management	2007	205,756	—	138,953	55,489	45,528	—	70,435	516,161
Paul A. Kennard Chief Technology Officer	2007	156,996	—	69,943	106,317	47,500	—	13,233	393,989
Stephen J. Gilmore Vice President, Human Resources	2007	165,538	—	61,361	40,583	41,627	—	42,574	351,683
Thomas H. Waechter former Chief Operating Officer(2)	2007	188,564	—	—	907,290	—	—	1,843,485	2,939,339

(1)	Our fiscal year ended June 29, 2007. We acquired Stratex on January 26, 2007. The amounts in this table represent total compensation paid or earned for our fiscal year as included in our annual financial statements. Accordingly, amounts for Mr. Campbell, Ms. Dudash, Mr. Koenig and Mr. Gilmore represent their total compensation for the entire fiscal year because they were employed by MCD, our accounting predecessor. Amounts for Messrs. Kennard and Waechter represent total compensation for their services for the period from January 26, 2007 through June 29, 2007, when their employment with us commenced.

(2)	Mr. Waechter resigned as Chief Operating Officer effective June 7, 2007. The amount of compensation under Option Awards consists primarily of the amount of stock-based compensation expense recorded upon acceleration of vesting of such awards in accordance with SFAS 123(R).

(3)	The base salaries for the named executive officers for fiscal 2008 are $500,000 for Mr. Campbell, $240,000 for Ms. Dudash, $235,000 for Mr. Koenig, $314,000 for Mr. Kennard and $188,000 for Mr. Gilmore.

(4)	These stock awards consist of awards of restricted stock and performance shares granted on February 28, 2007 pursuant to our 2007 Stock Equity Plan, as well as awards from Harris. The amount of compensation for awards under the Harris plan were $284,791 for Mr. Campbell, $51,439 for Ms. Dudash, $23,192 for Mr. Gilmore, and $103,455 for Mr. Koenig. The amount of compensation for awards under the 2007 Stock Equity Plan were $84,150 for Mr. Campbell, $65,207 for Ms. Dudash, $69,943 for Mr. Kennard, $38,169 for Mr. Gilmore, and $35,498 for Mr. Koenig. Amounts in this column do not reflect compensation actually received by the named executive officers. These amounts represent the annual compensation expense that we recognized in our fiscal year 2007 consolidated financial statements as determined in accordance with SFAS 123(R). These amounts have not been reduced by an estimate of forfeiture probability. Assumptions used in the calculation of these amounts are included in Notes B and O in our fiscal 2007 consolidated financial statements, included in Part II, Item 8 of our Annual Report on Form 10-K, filed with the SEC on August 27, 2007. The value ultimately realized by the named executive officers may be significantly more or less than the amount indicated, depending on the price of our common stock at the time of vesting and whether or not certain performance and employment criteria are met to allow vesting.

(5)	Stock options may consist of options to purchase Harris common stock granted prior to January 26, 2007, options granted by Stratex prior to our merger which we have assumed, and options granted pursuant to our 2007 Stock Equity Plan. Compensation for options granted under the Harris Plan was $221,712 for Mr. Campbell, $43,274 for Ms. Dudash, $31,482 for Mr. Gilmore and $44,081 for Mr. Koenig. Compensation for former Stratex option grants was $87,090 for Mr. Kennard and $907,290 for Mr. Waechter. Compensation for options granted under the 2007 Stock Equity Plan was $61,397 for Mr. Campbell, $23,200 for Ms. Dudash, $19,227 for Mr. Kennard, $9,101 for Mr. Gilmore, and $11,408 for Mr. Koenig. The amounts shown are the amounts of annual compensation expense that we recognized in our fiscal year 2007 consolidated financial statements as determined in accordance with SFAS 123(R). Pursuant to SEC rules, these amounts are not reduced by an estimate of forfeiture probability. Assumptions used in the calculation of these amounts are included in Notes B and O in our fiscal 2007 consolidated financial statements, included in Part II, Item 8 of our Annual Report on Form 10-K filed with the SEC on August 27, 2007. The value ultimately realized by the named executive officers may be significantly more or less than the amount indicated, depending on the price of our common stock at the time of vesting, exercise and sale and whether or not certain employment criteria are met to allow vesting.

(6)	Represents amounts paid in fiscal 2008 in respect of 2007 performance under the fiscal year 2007 AIP, which were 50 percent of the annual target for the period from January 26, 2007 through the end of fiscal year 2007. Also includes the following amounts paid by Harris in fiscal 2007 to former MCD employees for performance in the 7 month period ended January 26, 2007 prior to the merger: $30,216 for Ms. Dudash, $20,327 for Mr. Gilmore and $18,928 for Mr. Koenig.

(7)	We do not currently have our own pension plan or deferred compensation plan. However, Mr. Campbell, Ms. Dudash, Mr. Koenig, and Mr. Gilmore will, upon retirement, be entitled to receive benefits under the Harris Corporation Retirement Plan and Supplemental Employment Retirement Plan based on their service to us or Harris Corporation prior to January 26, 2007. There were no preferential or above-market earnings on amounts of compensation deferred by our named executive officers.

(8)	The following table describes the components of the “All Other Compensation” column.

							Contributions
							to	Harris
						Contributions	Harris	Stratex
						to	Corporation	Networks, Inc.
					Cash	Harris	Supplemental	Matching
		Housing			Dividend	Corporation	Employment	Contributions	Severance	Total
	Life	and Auto	Merger	Travel	Equivalent	Retirement	Retirement	Under	& Related	All Other
	Insurance(a)	Allowance(b)	Bonus(c)	Disruption(d)	Payments(e)	Plan(f)	Plan(g)	401(k) Plan(h)	Benefits(i)	Compensation
Name	($)	($)	($)	($)	($)	($)	($)	($)	($)	($)

Guy M. Campbell	3,782	—	—	—	10,120	30,462	74,105	—	—	118,469
Sarah A. Dudash	438	—	32,500	16,079	2,640	28,484	3,043	5,077	—	88,261
John W. Koenig	274	—	5,000	21,446	2,728	19,477	16,539	4,971	—	70,435
Paul A. Kennard	—	5,400	—	—	—	—	—	7,833	—	13,233
Stephen J. Gilmore	379	—	10,000	—	748	22,950	4,520	3,977	—	42,574
Thomas H. Waechter	—	7,200	—	—	—	—	—	11,374	1,824,911	1,843,485

(a)	Represents premiums paid by Harris for life insurance prior to January 26, 2007 that are included in taxable income for the named executive officer.

(b)	Represents taxable amounts paid under former Stratex Compensation policies that carried forward after the merger on January 26, 2007.

(c)	Represents taxable amounts paid relating to work performed by former MCD personnel on the merger.

(d)	Represents taxable amounts paid to former MCD personnel for reimbursement of planned vacation costs that were disrupted as a result of work required to close the merger.

(e)	Represents cash dividend equivalent payments on Harris outstanding restricted shares for which the vesting period had not expired and outstanding performance shares for which the performance period had not expired.

(f)	Represents amounts contributed by Harris to the Retirement Plan account of the respective named executive.

(g)	Represents amounts contributed by Harris to the Supplemental Employment Retirement Plan account of the respective named executive.

(h)	Represents matching contributions made by us to the account of the respective named executive’s 401(k) Plan.

(i)	Represents severance benefits to this former executive officer under the terms of his employment agreement.

Grants of Plan-Based Awards In Fiscal 2007

The following table lists our grants and incentives during our fiscal year ended June 29, 2007 of plan based awards, both equity and non-equity based and including our Annual Incentive Plan, to the executive officers and former executive officers named in the Summary Compensation Table. There is no assurance that the grant date fair value of stock and option awards will ever be realized.

		Actual													Grant
		Payments													Date
		Under							All Other Stock Awards in Fiscal 2007				Exercise or		Fair
		Short-Term							Number of		Number of		Base		Value of
		Non-Equity	Estimated Possible Payouts Under						Shares of		Security		Price of		Stock
	Grant	Incentive	Short-Term Non-Equity Incentive Plan Awards in Fiscal 2007(2)			Estimated Future Payments Under Long-Term Equity Incentive Plan Awards in Fiscal 2007(3)			Stock or		Underlying		Option		and
	Date	Plan	Threshold	Target	Maximum	Threshold	Target	Maximum	Units		Options		Awards		Option
Name	(1)	Awards $	($)	($)	($)	(#)	(#)	(#)	(#)		(#)		($/Share)		Awards(8)

Guy M. Campbell	08/25/06	—	—	—	—	—	—	—	—		22,000	(6)	43.82	(6)	253,660
	08/25/06	—	—	—	—	—	—	—	5,300	(4)	—		—		232,246
	02/28/07	—	—	—	—	—	—	—	—		47,900	(7)	20.40	(7)	556,119
	02/28/07	—	—	—	—	18,480	23,100	34,650	—		—		—		471,240
	N/A	126,000	400,000	500,000	1,000,000	—	—	—	—		—		—		—

Sarah A. Dudash	08/25/06	—	—	—	—	—	—	—	—		4,200	(6)	43.82	(6)	48,426
	08/25/06	—	—	—	—	—	—	—	1,000	(4)	—		—		43,820
	02/28/07	—	—	—	—	—	—	—	—		18,100	(7)	20.40	(7)	210,141
	02/28/07	—	—	—	—	7,040	8,800	13,200	—		—		—		179,520
	02/28/07	—	—	—	—	—	—	—	11,700	(5)	—		—		238,680
	N/A	33,300	105,600	132,000	264,000	—	—	—	—		—		—		—

John W. Koenig	08/25/06	—	—	—	—	—	—	—	—		4,600	(6)	43.82	(6)	53,038
	08/25/06	—	—	—	—	—	—	—	3,100	(4)	—		—		135,842
	02/28/07	—	—	—	—	—	—	—	—		8,900	(7)	20.40	(7)	103,329
	02/28/07	—	—	—	—	3,440	4,300	6,450	—		—		—		87,720
	02/28/07	—	—	—	—	—	—	—	7,000	(5)	—		—		142,800
	N/A	26,600	84,600	105,750	211,500	—	—	—	—		—		—		—

Paul A. Kennard	02/28/07	—	—	—	—	—	—	—	—		15,000	(7)	20.40	(7)	174,150
	02/28/07	—	—	—	—	5,840	7,300	10,950	—		—		—		148,920
	02/28/07	—	—	—	—	—	—	—	15,300	(5)	—		—		312,120
	N/A	47,500	150,720	188,400	376,800	—	—	—	—		—		—		—

Stephen J. Gilmore	08/25/06	—	—	—	—	—	—	—	—		3,200	(6)	43.82	(6)	36,896
	08/25/06	—	—	—	—	—	—	—	800	(4)	—		—		35,056
	02/28/07	—	—	—	—	—	—	—	—		7,100	(7)	20.40	(7)	82,431
	02/28/07	—	—	—	—	2,720	3,400	5,100	—		—		—		69,360
	02/28/07	—	—	—	—	—	—	—	9,100	(5)	—		—		185,640
	N/A	21,300	67,680	84,600	169,200	—	—	—	—		—		—		—

(1)	Grants prior to January 26, 2007 represent Harris Corporation awards prior to our merger with Stratex Networks. These awards relate to Harris Corporation common stock. Grants subsequent to January 26, 2007 represent awards under our 2007 Stock Equity Plan and relate to our Class A common stock.

(2)	There are no Estimated Possible Payouts Under Short Term Non-Equity Incentive Plan Awards in fiscal 2007. The actual amount paid to each named executive officer for fiscal 2007 pursuant to our 2007 Annual Incentive Plan is set forth in the Summary Compensation Table above under the column titled “Non-Equity Annual Incentive Plan Compensation.”

(3)	Performance share vesting may begin at 90 percent of the applicable business target and reaches maximum payout at financial performance at or above 120 percent of the operations of the applicable business target. Fifty percent of the award is tied to achieving pro forma net income targets and the remaining 50 percent is tied to achieving cash flow from operations targets. Currently, performance shares have not vested for any officer because this is a 30-month plan ending on June 26, 2009, except for Mr. Campbell, whose performance shares vest in an 18-month time frame, or on June 27, 2008.

(4)	Restricted stock vests, if at all, in full only on the third anniversary of the grant date, or August 25, 2009. The award is for Harris common stock.

(5)	Restricted stock that vests, if at all, in full only on the third anniversary of the grant date or February 28, 2010.

(6)	Stock options vest in installments of 50 percent one year from the grant date, 25 percent two years from the grant date and 25 percent three years from the grant date. The option is for Harris common stock.

(7)	Stock options vest in installments of 50 percent one year from the grant date, 25 percent two years from the grant date, and 25 percent three years from the grant date.

(8)	The “Grant Date Fair Value of Stock and Option Awards” column shows the full grant date fair value of the performance shares (at target), restricted stock shares and stock options granted to the named executive officers in fiscal 2007. The grant date fair value of the stock and option awards is determined under SFAS 123(R) and represents the amount we would expense in our financial statements over the entire vesting schedule for the awards. In accordance with SEC rules, the amounts in this column reflect the actual SFAS 123(R) accounting cost without reduction for estimates of forfeitures related to service-based vesting conditions. For performance shares and shares of restricted stock awarded by Harris, the grant date fair value is based on a grant price of $43.82, the closing market price of Harris common stock on August 25, 2006. For performance shares and restricted stock shares awarded by us, the grant date fair value is based on a grant price of $20.40, the closing market price of our common stock on February 28, 2007. The assumptions used for determining values are set forth in Note O to our audited consolidated financial statements in Part II, Item 8 of our Annual Report on Form 10-K for the fiscal year ended June 29, 2007. These amounts reflect our accounting for these grants and do not correspond to the actual values that may be recognized by the named executive officers.

Outstanding Equity Awards at Fiscal Year-End 2007

The following table provides information regarding outstanding unexercised stock options and unvested stock awards held by each of our named executive officers as of June 29, 2007. Each grant of options or unvested stock awards is shown separately for each named executive officer. The vesting schedule for each award of options is shown in the footnotes following this table based on the option grant date.

		Option Awards							Stock Awards
													Equity		Equity
													Incentive		Incentive
													Plan		Plan
													Awards:		Awards:
													Number		Market
													of		or Payout
						Equity					Market		Unearned		Value of
						Incentive					Value		Shares		Unearned
						Plan			Number of		of		Units		Shares,
						Awards:			Shares or		Shares		or		Units or
		Number of		Number of		Number			Units of		or		Other		Other
		Securities		Securities		of Securities			Stock		Units		Rights		Rights
		Underlying		Underlying		Underlying			that		of		that		that
		Unexercised		Unexercised		Unexercised	Option		have		Stock that		have		have
	Award	Options		Options		Unearned	Exercise	Option	not		have not		not		not
	Grant	Exercisable		Unexercisable		Options	Price	Expiration	Vested		Vested		Vested		Vested
Name	Date	(#)		(#)		(#)	($)	Date	(#)		($)		(#)		($)
Guy M. Campbell	08/25/06	—		22,000	(1)	—	43.82	08/25/13	—		—		—		—
	08/26/05	11,850	(3)	11,850	(2)	—	37.19	08/26/12	—		—		—		—
	08/27/04	18,000	(3)	6,000	(2)	—	24.00	08/27/11	—		—		—		—
	09/08/03	50,000	(3)	—		—	17.54	09/08/13	—		—		—		—
	08/25/06	—		—		—	—	—	5,300	(4)	289,115	(11)	—		—
	08/26/05	—		—		—	—	—	5,700	(5)	310,935	(11)	—		—
	02/28/07	—		47,900	(6)	—	20.40	02/28/14	—		—		—		—
	02/28/07	—		—		—	—	—	—		—		23,100	(7)	415,338	(10)
Sarah A. Dudash	08/25/06	—		4,200	(1)	—	43.82	08/25/13	—		—		—		—
	08/26/05	2,050	(3)	2,050	(2)	—	37.19	08/26/12	—		—		—		—
	08/27/04	4,350	(3)	1,450	(2)	—	24.00	08/27/11	—		—		—		—
	10/03/03	4,600	(3)	—		—	17.97	10/03/13	—		—		—		—
	09/17/03	2,400	(3)	—		—	17.60	09/17/13	—		—		—		—
	09/27/02	2,000	(3)	—		—	16.70	09/27/12	—		—		—		—

		Option Awards							Stock Awards
													Equity		Equity
													Incentive		Incentive
													Plan		Plan
													Awards:		Awards:
													Number		Market
													of		or Payout
						Equity					Market		Unearned		Value of
						Incentive					Value		Shares		Unearned
						Plan			Number of		of		Units		Shares,
						Awards:			Shares or		Shares		or		Units or
		Number of		Number of		Number			Units of		or		Other		Other
		Securities		Securities		of Securities			Stock		Units		Rights		Rights
		Underlying		Underlying		Underlying			that		of		that		that
		Unexercised		Unexercised		Unexercised	Option		have		Stock that		have		have
	Award	Options		Options		Unearned	Exercise	Option	not		have not		not		not
	Grant	Exercisable		Unexercisable		Options	Price	Expiration	Vested		Vested		Vested		Vested
Name	Date	(#)		(#)		(#)	($)	Date	(#)		($)		(#)		($)
Sarah A. Dudash (Cont’d.)	09/26/01	2,000	(3)	—		—	14.60	09/26/11	—		—		—		—
	10/06/00	2,000	(3)	—		—	12.66	10/06/10	—		—		—		—
	08/27/99	1,102	(3)	—		—	12.36	08/27/09	—		—		—		—
	08/28/98	440	(3)	—		—	15.45	08/28/08	—		—		—		—
	08/22/97	882	(3)	—		—	19.60	08/22/07	—		—		—		—
	08/25/06	—		—		—	—	—	1,000	(4)	54,550	(11)	—		—
	08/26/05	—		—		—	—	—	1,000	(5)	54,550	(11)	—		—
	08/27/04	—		—		—	—	—	4,000	(5)	218,200	(11)	—		—
	02/28/07	—		18,100	(6)	—	20.40	02/28/14	—		—		—		—
	02/28/07	—		—		—	—	—	—		—		8,800	(7)	158,224	(10)
	02/28/07	—		—		—	—	—	11,700	(3)	210,366	(10)	—		—
John W. Koenig	08/25/06	—		4,600	(1)	—	43.82	08/25/13	—		—		—		—
	08/26/05	2,250	(3)	2,250	(2)	—	37.19	08/26/12	—		—		—		—
	08/27/04	3,600	(3)	1,200	(2)	—	24.00	08/27/11	—		—		—		—
	09/17/03	6,600	(3)	—		—	17.60	09/17/13	—		—		—		—
	09/27/02	6,600	(3)	—		—	16.70	09/27/12	—		—		—		—
	09/26/01	8,000	(3)	—		—	14.60	09/26/11	—		—		—		—
	11/01/00	12,000	(3)	—		—	15.72	11/01/10	—		—		—		—
	10/06/00	8,000	(3)	—		—	12.66	10/06/10	—		—		—		—
	08/22/97	1,764	(3)	—		—	19.60	08/22/07	—		—		—		—
	08/25/06	—		—		—	—	—	1,100	(4)	60,005	(11)	—		—
	08/25/06	—		—		—	—	—	2,000	(4)	109,100	(11)	—		—
	08/26/05	—		—		—	—	—	1,100	(5)	60,005	(11)	—		—
	02/28/07	—		8,900	(6)	—	20.40	02/28/14	—		—		—		—
	02/28/07	—		—		—	—	—	—		—		4,300	(7)	77,314	(10)
	02/28/07	—		—		—	—	—	7,000	(9)	125,860	(10)	—		—
Paul A. Kennard	02/28/07	—		15,000	(6)	—	20.40	02/28/14	—		—		—		—
	02/28/07	—		—		—	—	—	—		—		7,300	(7)	131,254	(10)
	02/28/07	—		—		—	—	—	15,300	(9)	275,094	(10)	—		—
	06/25/98	18,750	(8)	—		—	29.00	06/25/08	—		—		—		—
	10/19/98	31	(8)	—		—	11.75	10/19/08	—		—		—		—
	05/03/99	6,250	(8)	—		—	48.50	05/03/09	—		—		—		—
	05/09/00	1,309	(8)	—		—	120.25	05/09/10	—		—		—		—
	05/09/00	7,441	(8)	—		—	120.25	05/09/10	—		—		—		—
	10/22/01	8,750	(8)	—		—	24.40	10/22/11	—		—		—		—
	06/28/02	7,036	(8)	—		—	8.04	06/28/12	—		—		—		—
	06/28/02	11,713	(8)	—		—	8.04	06/28/12	—		—		—		—
	12/20/02	21,250	(8)	—		—	8.20	12/20/12	—		—		—		—
	03/30/04	29,688	(8)	7,812	(6)	—	17.52	03/30/14	—		—		—		—
	06/30/05	12,500	(3)	—		—	6.88	06/30/15	—		—		—		—
	06/06/06	10,000	(3)	20,000	(6)	—	16.04	06/06/16	—		—		—		—

		Option Awards							Stock Awards
													Equity		Equity
													Incentive		Incentive
													Plan		Plan
													Awards:		Awards:
													Number		Market
													of		or Payout
						Equity					Market		Unearned		Value of
						Incentive					Value		Shares		Unearned
						Plan			Number of		of		Units		Shares,
						Awards:			Shares or		Shares		or		Units or
		Number of		Number of		Number			Units of		or		Other		Other
		Securities		Securities		of Securities			Stock		Units		Rights		Rights
		Underlying		Underlying		Underlying			that		of		that		that
		Unexercised		Unexercised		Unexercised	Option		have		Stock that		have		have
	Award	Options		Options		Unearned	Exercise	Option	not		have not		not		not
	Grant	Exercisable		Unexercisable		Options	Price	Expiration	Vested		Vested		Vested		Vested
Name	Date	(#)		(#)		(#)	($)	Date	(#)		($)		(#)		($)
Stephen J. Gilmore	08/25/06	—		3,200	(1)	—	43.82	08/25/13	—		—		—		—
	08/26/05	1,800	(3)	1,800	(2)	—	37.19	08/26/12	—		—		—		—
	06/27/05	1,500	(3)	500	(2)	—	30.88	06/27/12	—		—		—		—
	08/27/04	1,500	(3)	500	(2)	—	24.00	08/27/11	—		—		—		—
	09/17/03	2,400	(3)	—		—	17.60	09/17/13	—		—		—		—
	09/27/02	2,200	(3)	—		—	16.70	09/27/12	—		—		—		—
	09/26/01	3,000	(3)	—		—	14.60	09/26/11	—		—		—		—
	10/06/00	4,000	(3)	—		—	12.66	10/06/10	—		—		—		—
	08/27/99	2,204	(3)	—		—	12.36	08/27/09	—		—		—		—
	08/28/98	2,204	(3)	—		—	15.45	08/28/08	—		—		—		—
	08/25/06	—		—		—	—	—	800	(4)	43,640	(11)	—		—
	08/26/05	—		—		—	—	—	900	(5)	49,095	(11)	—		—
	02/28/07	—		7,100	(6)	—	20.40	02/28/14	—		—		—		—
	02/28/07	—		—		—	—	—	—		—		3,400	(7)	61,132	(10)
	02/28/07	—		—		—	—	—	9,100	(9)	163,618	(10)	—		—

Note: All awards granted prior to January 26, 2007 relate to Harris common stock.

(1)	Stock options vest in installments of 50 percent one year from the grant date, 25 percent two years from the grant date and 25 percent three years from the grant date. The option is for Harris common stock.

(2)	Stock options vest in installments of 50 percent one year from the grant date, 25 percent two years from the grant date and 25 percent three years from the grant date. The option is for Harris common stock.

(3)	These options are fully vested for Harris common stock.

(4)	Restricted stock that vest, if at all, only in full on the third anniversary of the grant date, or August 25, 2009. The award is for Harris common stock.

(5)	Restricted stock that vests if at all, only in full on the third anniversary of the grant date, or August 26, 2008. The award is for Harris common stock.

(6)	Stock options vest in installments of 50 percent one year from the grant date, 25 percent two years from the grant date, and 25 percent three years from the grant date.

(7)	Performance share vesting may begin at 90 percent of the applicable business target and reaches maximum payout at financial performance above 120 percent of the operations of the applicable business target. Fifty percent of the award is tied to achieving pro forma net income targets and the remaining 50 percent is tied to achieving cash flow from operations targets. Currently, performance shares have not vested for any officer since this is a 30-month plan ending on June 26, 2009, except for Mr. Campbell, whose performance shares vest in an 18-month time frame, or on June 27, 2008.

(8)	These options were granted by Stratex, were assumed by us in the merger with Stratex and are fully vested.

(9)	Restricted stock that vests if at all, only in full on the third anniversary of the grant date, or February 28, 2010.

(10)	Market value is based on the closing sales price of a share of Class A common stock of $17.98 on June 29, 2007, as reported on the NASDAQ Global Market.

(11)	Market value is based on the closing sales price of a share of Harris common stock of $54.55 on June 29, 2007, as reported by the New York Stock Exchange.

Option Exercises and Stock Vested in Fiscal 2007

The following table provides information for each of our named executive officers regarding (1) Harris stock option exercises during fiscal 2007, including the number of Harris shares acquired upon exercise and the value realized and (2) the number of Harris shares acquired upon the vesting of stock awards during fiscal 2007. No options to purchase Class A common stock were exercised and no stock awards were granted by us vested during fiscal 2007.

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on	Value Received on
Name	Exercise (#)	Exercise(1) ($)	Vesting (#)	Vesting(2) ($)

Guy M. Campbell	30,000	1,054,200	42,000	1,988,400
Sarah A. Dudash	1,542	60,036	—	—
John W. Koenig	14,600	465,926	3,000	176,850
Stephen J. Gilmore	2,000	80,147	—	—

(1)	All options exercised and all vesting of stock awards related to Harris options and awards.

(2)	Amount shown is the aggregate market value of the Harris vested shares of restricted stock on the vesting date.

Equity Compensation Plan Summary

The following table provides information as of June 29, 2007, relating to our equity compensation plan pursuant to which grants of options, restricted stock and performance shares may be granted from time to time by us and information relating to the option plans and agreements assumed by us in connection with the merger with Stratex:

Number of
Securities
	Number of		Remaining Available
	Securities to be		for Further
	Issued Upon		Issuance Under
	Exercise of Options		Equity Compensation
	and Vesting of	Weighted-Average	Plans (Excluding
	Restricted Stock	Exercise Price of	Securities
	and Performance	Outstanding	Reflected in First
Plan Category	Shares	Options(1)	Column)

Equity Compensation plan approved by security holders(2)	606,722	$20.15	4,393,278
Equity Compensation plans not approved by security holders(3)	2,904,516	$23.08	—

(1)	Excludes weighted average fair value of restricted stock and performance shares at issuance date.

(2)	Consists solely of our 2007 Stock Equity Plan.

(3)	Consists of shares of Class A common stock that may be issued pursuant to option plans and agreements assumed by us in our merger with Stratex. The Stratex plans were approved by the former stockholders of Stratex. No shares are available for further issuance under any of the assumed equity plans.

Non-Qualified Deferred Compensation Earnings

Our named executive officers formerly employed by MCD participated in the Harris Supplemental Executive Retirement Plan (“SERP”) prior to our merger with Stratex. Contributions by our named executive officers and

Harris to this plan were discontinued on January 26, 2007. The following table provides summary information with respect to amounts credited, earnings and account balances for our named executive officers under the Harris SERP.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance
	in Last FY(1)	in Last FY(2)	in Last FY(3)	Distributions(4)	at Last FYE(5)
Name	($)	($)	($)	($)	($)

Guy M. Campbell	61,739	74,105	73,122	—	468,559
Sarah A. Dudash	—	3,043	270	3,313	—
John W. Koenig	5,066	16,539	11,930	—	76,683
Paul A. Kennard	—	—	—	—	—
Stephen J. Gilmore	8,153	4,520	4,376	—	27,317
Thomas H. Waechter	—	—	—	—	—

(1)	Amounts represent contributions by the named executive officers under the Harris SERP. These amounts are included in the “Salary” column of the Summary Compensation Table.

(2)	Amount matched by Harris under the Supplemental Executive Retirement Plan. These amounts are included in the “All Other Compensation” column of the Summary Compensation Table. Contributions made by Harris in fiscal 2007 include profit sharing payments contributed by Harris in September 2006 in respect of fiscal 2006 performance.

(3)	Earnings are calculated using the daily market activity on each investment fund.

(4)	Ms. Dudash received $3,313 in the form of a lump sum distribution.

(5)	Represents balances from the Harris SERP and includes various amounts previously reported in the as “Salary” or “All Other Compensation.”

Potential Payments Upon Termination or Change of Control

Employment agreements have been established with each of the continuing named executive officers, which provide for such executives to receive certain payments and benefits if their employment with us is terminated. These arrangements are set forth in detail below assuming a termination event on June 29, 2007 based on our stock price on that date. The Board has determined that such payments and benefits are an integral part of a competitive compensation package for our executive officers.

The table below reflects the compensation and benefits due to each of the named executive officers in the event of termination of employment by us without cause or termination by the executive for good reason (other than within 18 months after a Change of Control, as defined below) and in the event of disability and in the event of termination of employment by us without cause or termination by the executive for good reason within 18 months after a Change of Control. The amounts shown in the table are estimates of the amounts that would be paid upon termination of employment. There are no compensation and benefits due to any named executive officer in the event of termination of employment by us for cause or voluntary termination. In the event of death, the only compensation and benefits payable to any of the named executive officers would be in the form of accelerated equity vesting of Harris stock options and Harris restricted stock. As of June 29, 2007, the fair value of accelerated equity vesting of Harris awards in the event of death would be $1,225,126 for Mr. Campbell, $452,252 for Ms. Dudash, $354,188 for Mr. Koenig and $185,429 for Mr. Gilmore. The actual amounts would be determined only at the time of the termination of employment.

								Continuation
			Base	Months		Total	Accelerated	of	Out-
		Number of	per	Times	Target	Severance	Equity	Insurance	Placement
		Months	Month	Base	Bonus	Payments	Vesting	Benefit	Services	Total
Name	Conditions for Payouts	(#)	(1)($)	($)	(2)($)	($)	(3)($)	(4)($)	(5)($)	($)

Guy M. Campbell	Termination without cause or for good reason, or due to disability.	30	41,667	1,250,010	500,000	1,750,010	—	24,450	30,000	1,804,460
	Within 18 months after Change of Control	42	41,667	1,750,014	500,000	2,250,014	415,338	34,230	30,000	2,729,582

Sarah A. Dudash	Termination without cause or for good reason, or due to disability	12	20,000	240,000	132,000	372,000	—	15,420	30,000	417,420
	Within 18 months after Change of Control	24	20,000	480,000	132,000	612,000	368,590	30,840	30,000	1,041,430

John W. Koenig	Termination without cause or for good reason, or due to disability	12	19,583	234,996	105,750	340,746	—	15,420	30,000	386,166
	Within 18 months after Change of Control	24	19,583	469,992	105,750	575,742	203,174	30,840	30,000	839,756

Paul A. Kennard	Termination without cause or for good reason, or due to disability	12	26,167	314,004	188,400	502,404	—	14,112	30,000	546,516
	Within 18 months after Change of Control	24	26,167	628,008	188,400	816,408	804,500	28,224	30,000	1,679,132

Stephen J. Gilmore	Termination without cause or for good reason, or due to disability	12	15,667	188,004	84,600	272,604	—	9,828	30,000	312,432
	Within 18 months after Change of Control	24	15,667	376,008	84,600	460,608	224,750	19,656	30,000	735,014

(1)	The monthly base salary represents the total gross monthly payments to each named executive officer at the current salary.

(2)	The target bonus represents the maximum amount of a payout under the terms of the Annual Incentive Plan discussed in the Compensation Discussion and Analysis section of this Proxy Statement.

(3)	Reflects acceleration of outstanding equity awards as of June 29, 2007.

(4)	The insurance benefit provided is paid directly to the insurer benefit provider and includes amounts for COBRA.

(5)	The estimated dollar amounts for Outplacement Services would be paid directly to an outplacement provider selected by us.

Our employment agreement with Mr. Guy M. Campbell, our President and Chief Executive Officer, includes the following provisions:

If he is terminated without cause or should he resign for good reason and he signs a general release he will be entitled to receive the following severance benefits:

•	severance payments at his final base salary for a period of 30 months following his termination;

•	payment of premiums necessary to continue his group health insurance under COBRA until the earlier of a. the date on which he reaches the age of 65; or b. the date on which he first becomes eligible to participate in another employer’s group health insurance; or c. the date on which he is no longer eligible for COBRA coverage;

•	the prorated portion of any incentive bonus he would have earned during the incentive bonus period in which his employment was terminated;

•	any stock options granted to him will stop vesting as of his termination date; however, he will be entitled to purchase any vested shares of stock that are subject to the outstanding options until the earlier of: 30 months; the date upon which the applicable option(s) expire; and outplacement assistance selected and paid for by the Company.

In addition, the agreement provides that if within 18 months following a Change of Control, Mr. Campbell’s employment with us is terminated by us without cause, or Mr. Campbell resigns for good reason following a change of control and he signs a general release of known and unknown claims in a form satisfactory to us, he will be entitled to receive the same severance benefits from us that are described above, except:

•	the severance benefits described shall be increased by an additional 12 months;

•	he will receive a payment equal to the greater of: (i) the average of the annual incentive bonus payments received by him, if any, for the previous three years; and (ii) his target incentive bonus for the year in which his employment terminates.

•	we will also accelerate the vesting of all unvested stock options granted to him by us such that all of his stock options to purchase Class A common stock will be fully vested as of the date of his termination/resignation.

The employment agreements with our named executive officers defines a “Change of Control” as follows:

•	any merger, consolidation, share exchange or acquisition, unless immediately following such merger, consolidation, share exchange or acquisition of at least 50 percent of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of: the entity resulting from such merger, consolidation or share exchange, or the entity which has acquired all or substantially all of our assets (in the case of an asset sale that satisfies the criteria of an acquisition) (in either case, the “Surviving Entity”), or

•	if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50 percent or more of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the Surviving Entity is represented by our securities that were outstanding immediately prior to such merger, consolidation, share exchange or acquisition (or, if applicable, is represented by shares into which such Company securities were converted pursuant to such merger, consolidation, share exchange or acquisition), or

•	any person or group of persons (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended and in effect from time to time) directly or indirectly acquires beneficial ownership (determined pursuant to SEC Rule 13d-3 promulgated under the said Exchange Act) of securities possessing more than 30 percent of the total combined voting power of our outstanding securities pursuant to a tender or exchange offer made directly to the our stockholders that the Board does not recommend such stockholders accept, other than: (i) Harris if it beneficially owns more than 50 percent of such total voting power immediately prior to such acquisition, (ii) we, or an Affiliate* (who is an Affiliate immediately prior to such acquisition; (iii) an employee benefit plan of ours or any of our Affiliates’; (iv) a trustee or other fiduciary holding securities under an employee benefit plan of our or any of our Affiliates’; or (v) an underwriter temporarily holding securities pursuant to an offering of such securities; or

•	over a period of 36 consecutive months or less, there is a change in the composition of the Board such that a majority of the Board members (rounded up to the next whole number, if a fraction) ceases, by reason of one or more proxy contests for the election of Board members, to be composed of individuals each of whom meet one of the following criteria: (i) have been a Board member continuously since the adoption of this Plan or

(* For the purposes of Mr. Campbell’s agreement, the term “Affiliate” means any corporation, partnership, limited liability company, business trust, or other entity controlling, controlled by or under common control with the Company.

the beginning of such 36-month period; (ii) have been appointed by Harris; or (iii) have been elected or nominated during such 36-month period by at least a majority of the Board members that belong to the same class of director as such Board member; and (iv) satisfied one of the above criteria when they were elected or nominated; or

•	a majority of the Board determines that a Change of Control has occurred; or

•	the complete liquidation or dissolution of the Company.

Employment agreements are in effect for all other current named executive officers, which provide that if they are terminated without cause or should they resign for good reason or become disabled and they sign a general release they will be entitled to receive the following severance benefits:

•	severance payments at their final base salary for a period of 12 months following termination;

•	payment of premiums necessary to continue their group health insurance under COBRA until the earlier of: (a) 12 months, (b) the date on which they first became eligible to participate in another employer’s group health insurance; or (c) the date on which they are no longer eligible for COBRA coverage;

•	the prorated portion of any incentive bonus they would have earned during the incentive bonus period in which their employment was terminated;

•	any stock option(s) granted to the executive officer will stop vesting as of their termination date; however, they will be entitled to purchase any vested share(s) of stock that are subject to the outstanding options until the earlier of: (a) 12 months; or (b) the date on which the applicable option(s) expire; and

•	outplacement assistance selected and paid for by us.

In addition, these agreements provide that if there is a Change of Control, and employment with us is terminated by us without cause or by the employee for good reason within 18 months after the Change of Control and they sign a general release of known and unknown claims in a form satisfactory to us, (i) the severance benefits described shall be increased by an additional 12 months; (ii) they will receive a payment equal to the greater of (a) the average of the annual incentive bonus payments received by them, if any, for the previous three years; or (b) their target incentive bonus for the year in which their employment terminates; and (iii) the vesting of all unvested stock option(s) granted by us will accelerate, such that all of their stock option(s) will be fully vested as of the date of their termination/resignation.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than 10 percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Directors, executive officers and greater than 10 percent holders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of Forms 3 and 4 received during fiscal 2007, and Forms 5 (or any written representations) received with respect to fiscal year 2007, we believe that all directors, officers, executive officers and 10 percent stockholders complied with all applicable Section 16(a) filing requirements during fiscal 2007.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

At the 2007 Annual Meeting of Stockholders, directors are being nominated for re-election to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified, or until the death, resignation or removal of such director. In a Board meeting on August 14, 2007, following the recommendation of our Nominating Committee, the Board re-nominated the four Class A director nominees listed below for re-election to serve on the Board following the annual meeting. The Class B directors listed below have been nominated and will be elected by Harris. Unless you attend the annual meeting in person and submit a ballot that indicates your intent to withhold your vote in favor of any or all of the Class A director nominees listed below, or, in the alternative, mark the box on the enclosed proxy card that indicates the same intent to withhold your vote in favor of any or all of the Class A director nominees listed below, then your proxy will be voted “FOR” the re-election of each of the Class A director nominees listed below.

The Class A director nominees will be elected by plurality vote. In the unanticipated event that a nominee is unable or declines to serve as a director at the time of the annual meeting, all proxies received by the proxy holders will be voted for any subsequent nominee named by our current Board to fill the vacancy created by the earlier nominee’s withdrawal from the election. As of the date of this Proxy Statement, the Board is not aware of any director nominee who is unable or will decline to serve as a director.

In addition, in the event additional persons are nominated for election as directors (other than the director nominees listed below), the proxy holders intend to vote all proxies received by them for the director nominees listed below.

CLASS A DIRECTORS

Name	Title	Age

Charles D. Kissner	Chairman of the Board	60
William A. Hasler	Director	65
Clifford H. Higgerson	Director	67
Edward F. Thompson	Director	69

Class B directors are nominated and elected by Harris.

CLASS B DIRECTORS

Name	Title	Age

Guy M. Campbell	Director	61
Eric C. Evans	Director	54
Howard L. Lance	Director	51
Dr. Mohsen Sohi	Director	48
Dr. James C. Stoffel	Director	61

VOTE REQUIRED

Assuming the presence of a quorum, our directors will be elected from the persons nominated by the affirmative vote of holders of a plurality of our outstanding common stock present in person, or represented by proxy, at the annual meeting and entitled to vote. Harris has indicated that it intends to be present at the annual meeting and, pursuant to the investor agreement between it and us, to vote all its Class B common shares in favor of these nominees. Harris’ presence at the meeting and its vote of its Class B common shares will assure the existence of a quorum and the election of the nominees.

RECOMMENDATION OF THE BOARD OF DIRECTORS

OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE RE-ELECTION OF EACH OF THE CLASS A DIRECTOR NOMINEES AND UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE CLASS A DIRECTOR NOMINEES

PROPOSAL NO. 2:

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending June 27, 2008. During fiscal year 2007, Ernst & Young LLP served as our independent registered public accounting firm and provided certain tax and other audit related services.

Ernst & Young LLP is also the independent registered public accounting firm for Harris, the holder of approximately 56% of our outstanding shares. Our investor agreement with Harris provides that, so long as GAAP requires that our financial statements be included in Harris’ consolidated financial statements, we will maintain as our independent registered public accounting firm the same firm as Harris appoints as its independent registered public accounting firm, unless our Audit Committee determines in good faith that the appointment of a different independent registered public accounting firm for us is required by law, regulation or order or that it is in the best interest of our stockholders to do so.

Vote Required

Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 27, 2008 requires the affirmative vote of a majority of the shares of our Class A common stock and Class B common stock, voting together, present in person or represented by proxy and entitled to vote at the meeting. If the appointment is not ratified, the Audit Committee will consider whether it should select another independent registered public accounting firm. Harris has indicated that it intends to vote all of its Class B common shares in favor of ratifying the appointment. Harris’ vote of its Class B common shares will assure the ratification of the appointment.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2008 FISCAL YEAR

OTHER MATTERS

2007 Annual Report

Our annual report for the fiscal year ended June 29, 2007 has been mailed concurrently with the mailing of these proxy materials to all stockholders entitled to notice of, and to vote at, the annual meeting.

Form 10-K

We filed an annual report on Form 10-K for the fiscal year ended June 29, 2007 with the SEC on August 27, 2007. Stockholders may obtain a copy of the annual report on Form 10-K, without charge, by writing to our Secretary, at the address of our offices located at 120 Rose Orchard Way, San Jose, California 95134, or through our website at www.harrisstratex.com.

Other Business

The Board is not aware of any other matter that may be presented for consideration at the annual meeting. Should any other matter properly come before the annual meeting for a vote of the stockholders, the enclosed proxy card gives authority to the persons listed on the card to vote at their discretion as to any matter of which we did not receive notice by a reasonable time prior to October 4, 2007, the date on which we sent our proxy materials for the 2007 Annual Meeting of Stockholders.

Harris Stratex Networks, Inc. ANNUAL MEETING OF HARRIS STRATEX NETWORKS, INC. Date: November 14, 2007 Time: 12:30 P.M. (Pacific Time) Place: 120 Rose Orchard Way, San Jose, California 95134 See Voting Instruction on Reverse Side. Please make your marks like this: Use dark black pencil or pen only Board of Directors Recommends a Vote FOR proposals 1 and 2. 1: Election of Class A Directors Vote For Withhold Vote *Vote For All Nominees From All Nominees All Except *INSTRUCTIONS: To withhold authority to vote for any nominee, mark the “Exception” box and write the number(s) in the space provided to the right. Proposal Directors Number Recommend For Against Abstain 2: For PROPOSAL(S) 1: Election of Directors Nominees Class A Directors: 01 Charles D. Kissner 03 Clifford H. Higgerson 02 William A. Hasler 04 Edward F. Thompson 2: Ratification of selection of independent registered public accounting firm. To attend the meeting and vote your shares in person, please mark this box. Authorized Signatures — This section must be completed for your Instructions to be executed. Please Sign Here Please Date Above Please Sign Here Please Date Above Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy. Harris Stratex Networks, Inc. Annual Meeting of Harris Stratex Networks, Inc. to be held on Wednesday, November 14, 2007 for Holders as of September 21, 2007 INTERNET TELEPHONE Go To 866-821-8164 www.proxypush.com/hstx • Cast your vote online. OR • Use any touch-tone telephone. • View Meeting Documents. • Have your Voting Instruction Form ready. • Follow the simple recorded instructions. MAIL OR • Mark, sign and date your Voting Instruction Form. • Detach your Voting Instruction Form. • Return your Voting Instruction Form in the postage-paid envelope provided. By signing the proxy, you revoke all prior proxies and appoint Juan Otero, General Counsel and Secretary, and Meena Elliott, Associate General Counsel, Assistant Secretary, and each of them acting in the absence of the other, with full power of substitution to vote your shares on matters shown on the Voting Instruction form and any other matters that may come before the Annual Meeting and all adjournments. All votes must be received by 5:00 P.M., Eastern Time, November 13, 2007. PROXY TABULATOR FOR HARRIS STRATEX NETWORKS, INC. c/o MEDIANT COMMUNICATIONS 17 STATE STREET, 7TH FLOOR NEW YORK, NY 10004 EVENT # CLIENT # OFFICE # Copyright © 2007 Mediant Communications LLC. All Right Reserved INTENTIONALLY LEFT BLANK PROXY TABULATOR FOR HARRIS STRATEX NETWORKS, INC. c/o MEDIANT COMMUNICATIONS 17 STATE STREET, 7TH FLOOR NEW YORK, NY 10203-0433

INTENTIONALLY LEFT BLANK PROXY TABULATOR FOR HARRIS STRATEX NETWORKS, INC. c/o MEDIANT COMMUNICATIONS 17 STATE STREET, 7TH FLOOR NEW YORK, NY 10203-0433